                                                                     EXHIBIT 4.1

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                                CREDIT AGREEMENT


                                     among


                         THE PETERSEN COMPANIES, INC.,


                      PETERSEN PUBLISHING COMPANY, L.L.C.,


                           THE LENDERS NAMED HEREIN,


                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,


                                      and


                                   CIBC INC.,
                             as Documentation Agent


                 $175,000,000 Senior Revolving Credit Facility


                                  Arranged by
                       FIRST UNION CAPITAL MARKETS CORP.


                          Dated as of October 6, 1997



================================================================================

                               TABLE OF CONTENTS

                                                                                 Page

                                   RECITALS.....................................    1

                                   ARTICLE I

                                  DEFINITIONS
     1.1.   Defined Terms.......................................................    1
     1.2.   Accounting Terms....................................................   21
     1.3.   Designated Non-Guarantor Subsidiaries...............................   22
     1.4.   Other Terms; Construction...........................................   22
     1.5.   Officers, Directors of Limited Liability Companies..................   22

                                   ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

     2.1.   Commitments; Loans..................................................   22
     2.2.   Borrowings..........................................................   23
     2.3.   Disbursements; Funding Reliance; Domicile of Loans..................   26
     2.4.   Notes...............................................................   26
     2.5.   Termination and Reduction of Commitments and Swingline Commitment...   27
     2.6.   Mandatory Repayments and Prepayments................................   28
     2.7.   Voluntary Prepayments...............................................   29
     2.8.   Interest............................................................   30
     2.9.   Fees................................................................   31
     2.10.  Interest Periods....................................................   32
     2.11.  Conversions and Continuations.......................................   33
     2.12.  Method of Payments; Computations....................................   34
     2.13.  Recovery of Payments................................................   35
     2.14.  Use of Proceeds.....................................................   35
     2.15.  Pro Rata Treatment; Sharing of Payments.............................   35
     2.16.  Increased Costs; Change in Circumstances; Illegality; etc...........   36
     2.17.  Taxes...............................................................   38
     2.18.  Compensation........................................................   40
     2.19.  Duty to Mitigate....................................................   40
     2.20.  Replacement of Lenders..............................................   40

                                  ARTICLE III

                               LETTERS OF CREDIT

     3.1.   Issuance............................................................   41
     3.2.   Outstanding Letter of Credit........................................   42

     3.3.   Notices.............................................................   42
     3.4.   Participations......................................................   43
     3.5.   Reimbursement.......................................................   43
     3.6.   Payment by Revolving Loans..........................................   43
     3.7.   Payment to Lenders..................................................   44
     3.8.   Obligations Absolute................................................   44
     3.9.   Cash Collateral Account.............................................   46
     3.10.  Effectiveness.......................................................   46

                                   ARTICLE IV

                            CONDITIONS OF BORROWING

     4.1.   Conditions of Initial Borrowing.....................................   47
     4.2.   Conditions of All Borrowings........................................   50

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1.   Organization and Power..............................................   51
     5.2.   Authorization; Enforceability.......................................   51
     5.3.   No Violation........................................................   52
     5.4.   Governmental Authorization; Permits.................................   52
     5.5.   Litigation..........................................................   52
     5.6.   Taxes...............................................................   53
     5.7.   Subsidiaries........................................................   53
     5.8.   Full Disclosure.....................................................   53
     5.9.   Margin Regulations..................................................   54
     5.10.  Financial Matters...................................................   54
     5.11.  Ownership of Properties.............................................   55
     5.12.  ERISA...............................................................   56
     5.13.  Environmental Matters...............................................   56
     5.14.  Compliance With Governing Documents, Decrees and Laws...............   57
     5.15.  Labor Relations.....................................................   58
     5.16.  Regulated Industries................................................   58
     5.17.  Insurance...........................................................   58
     5.18.  Certain Contracts...................................................   58
     5.19.  Capitalization......................................................   58
     5.20.  Security Documents..................................................   59

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

     6.1.   Financial Statements................................................   59
     6.2.   Other Business and Financial Information............................   60
     6.3.   Existence; Franchises; Maintenance of Properties....................   63

     6.4.   Compliance with Laws................................................   63
     6.5.   Payment of Obligations..............................................   63
     6.6.   Insurance...........................................................   63
     6.7.   Maintenance of Books and Records; Inspection........................   63
     6.8.   Permitted Acquisitions..............................................   64
     6.9.   Creation or Acquisition of Subsidiaries.............................   65
     6.10.  Additional Security; Further Assurances.............................   66
     6.11.  Consents............................................................   67
     6.12.  Year 2000...........................................................   67
     6.13.  Post-Closing Transactions...........................................   67

                                  ARTICLE VII

                              FINANCIAL COVENANTS

     7.1.   Leverage Ratio......................................................   67
     7.2.   Interest Coverage Ratio.............................................   68
     7.3.   Fixed Charge Coverage Ratio.........................................   68

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     8.1.   Merger; Consolidation...............................................   68
     8.2.   Indebtedness........................................................   69
     8.3.   Liens...............................................................   70
     8.4.   Disposition of Assets...............................................   72
     8.5.   Investments.........................................................   73
     8.6.   Restricted Payments.................................................   74
     8.7.   Transactions with Affiliates........................................   76
     8.8.   Lines of Business...................................................   76
     8.9.   Certain Amendments..................................................   77
     8.10.  Limitation on Certain Restrictions..................................   77
     8.11.  No Other Negative Pledges...........................................   78
     8.12.  Fiscal Year.........................................................   78
     8.13.  Accounting Changes..................................................   78
     8.14.  Designated Senior Indebtedness......................................   78

                                   ARTICLE IX

                               EVENTS OF DEFAULT

     9.1.   Events of Default...................................................   78
     9.2.   Remedies: Termination of Commitments, Acceleration, etc.............   80
     9.3.   Remedies: Set-Off...................................................   81

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

     10.1.  Appointment.........................................................   82
     10.2.  Nature of Duties....................................................   82
     10.3.  Exculpatory Provisions..............................................   82
     10.4.  Reliance by Administrative Agent....................................   82
     10.5.  Non-Reliance on Administrative Agent and Other Lenders..............   83
     10.6.  Notice of Default...................................................   83
     10.7.  Indemnification.....................................................   84
     10.8.  The Administrative Agent in its Individual Capacity.................   84
     10.9.  Successor Administrative Agent......................................   84
     10.10. Collateral Matters..................................................   85
     10.11. Documentation Agent, etc............................................   85
     10.12. Issuing Lender and Swingline Lender.................................   85

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1.  Fees and Expenses...................................................   86
     11.2.  Indemnification.....................................................   86
     11.3.  Governing Law; Consent to Jurisdiction..............................   87
     11.4.  Waiver of Jury Trial; Arbitration; Preservation and Limitation of
            Remedies............................................................   87
     11.5.  Notices.............................................................   88
     11.6.  Amendments, Waivers, etc............................................   89
     11.7.  Assignments, Participations.........................................   90
     11.8.  No Waiver...........................................................   92
     11.9.  Successors and Assigns..............................................   92
     11.10. Survival............................................................   92
     11.11. Severability........................................................   93
     11.12. Construction........................................................   93
     11.13. Confidentiality.....................................................   93
     11.14. Counterparts........................................................   93
     11.15. Disclosure of Information...........................................   93
     11.16. Entire Agreement....................................................   94

                                    ANNEXES

Annex I        Applicable Margin Percentages



                                    EXHIBITS

Exhibit A-1    Form of Notice of Revolving Borrowing
Exhibit A-2    Form of Notice of Swingline Borrowing
Exhibit B-1    Form of Revolving Credit Note
Exhibit B-2    Form of Swingline Note
Exhibit C      Form of Notice of Prepayment
Exhibit D      Form of Notice of Conversion/Continuation
Exhibit E      Form of Letter of Credit Notice
Exhibit F      Form of Parent Guaranty
Exhibit G      Form of Borrower Pledge and Security Agreement
Exhibit H      Form of Parent Pledge and Security Agreement
Exhibit I-1    Form of Opinion of Kirkland & Ellis
Exhibit I-2    Form of Opinion of Heller Ehrman White & McAuliffe
Exhibit J      Form of Compliance Certificate
Exhibit K      Form of Assignment and Acceptance


                                   SCHEDULES

Schedule 5.7    Subsidiaries
Schedule 5.11   Leases
Schedule 5.17   Insurance
Schedule 5.18   Certain Contracts
Schedule 5.19   Capitalization
Schedule 8.3    Liens
Schedule 8.4    Scheduled Titles
Schedule 8.5    Investments
Schedule 8.7    Transactions with Affiliates

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of the 6th day of October, 1997 (this "Agreement"), is made among THE PETERSEN COMPANIES, INC., a Delaware corporation formerly known as BrightView Communications Group, Inc. with its principal offices in Los Angeles, California ("Parent"), PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company with its principal offices in Los Angeles, California (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (collectively, the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and CIBC INC. ("CIBC"), as documentation agent (in such capacity, the "Documentation Agent").


                                   RECITALS

     A. The Borrower is owned by Petersen Holdings, L.L.C., a Delaware limited liability company ("Holdings"), which holds a 99.9% managing membership interest in the Borrower), and by Parent, which holds a 0.1% passive membership interest in the Borrower.

     B. The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the aggregate principal amount of $175,000,000. The Borrower will use the proceeds of this facility to repay certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, and for working capital and general corporate purposes, including certain acquisitions, all as more fully described herein.

     C. The Lenders are willing to make available to the Borrower the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1  Defined Terms.  For purposes of this Agreement, in addition to the
          -------------
terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "ABR Loan" shall mean, at any time, any Loan that bears interest at such time at the Alternate Base Rate.

     "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which a Person directly, or indirectly through one or more of its Subsidiaries, (i) acquires any going business, any publication or brand name and the related rights and assets, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of Parent issued or given in connection with such Acquisition,
(iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with Generally Accepted Accounting Principles, Regulation S-X under the Securities Act, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

     "Administrative Agent" shall mean First Union, in its capacity as Administrative Agent appointed under ARTICLE X, and its successors and permitted assigns in such capacity.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "Alternate Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the LIBOR Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted LIBOR Rate, and
(b) to be used in calculating the Revolving Credit Commitment Fee payable pursuant to SECTION 2.9(b), in each case as determined in accordance with the matrix set forth in Annex I hereto. On each Adjustment Date, the Applicable
                    -------
Margin Percentage for LIBOR Loans and the Revolving Credit Commitment Fee shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the matrix set forth in Annex I hereto;
                                                         -------
provided, however, that, notwithstanding the foregoing or anything in Annex I to
--------  -------                                                     -------
the contrary, if at any time Parent shall have failed to deliver the financial statements and a Compliance Certificate as required by SECTION 6.1(a) or SECTION 6.1(b) (as the case may be) and SECTION 6.2(a), or if at any time a Default or Event of Default shall have occurred and be continuing, then at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Default or Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with Annex I hereto as if the Leverage Ratio were greater than or equal to 4.0 :
     -------
1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal quarter of Parent beginning with the fiscal quarter ended September 30, 1997, the tenth
(10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by Parent in accordance with SECTION 6.1(a) or
SECTION 6.1(b), as the case may be, of (i) financial statements for the most recently completed applicable fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period. Until the first Adjustment Date after the Closing Date, the Applicable Margin Percentages for LIBOR Loans and the Revolving Credit Commitment Fee shall be determined in accordance with the matrix set forth in Annex I hereto based upon the Leverage Ratio as set forth in
                    -------
the pro forma Covenant Compliance Worksheet required to be delivered pursuant to
SECTION 4.1(n).

     "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by Parent or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary of the Borrower), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding
(i) sales of inventory and other assets and licenses or leases of intellectual property, in each case in the ordinary course of business, (ii) the sale or exchange of used or obsolete equipment to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment, and (iii) the sale or other disposition of the Scheduled Titles or Investments relating thereto as permitted by clause (iii) of SECTION 8.4.

     "Assignee" shall have the meaning given to such term in SECTION 11.7(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of EXHIBIT K.

     "Authorized Officer" shall mean (i) any individual properly authorized in accordance with the terms of the operating agreement of the Borrower to take the action specified herein on behalf of the Borrower or (ii) in the case of a corporation or other Person (other than an individual) taking any action on behalf of the Borrower in its capacity as a manager of the Borrower, any individual properly authorized by resolution of the board of directors of such corporation or other Person or in accordance with the terms of its operating agreement to take the action specified herein on its behalf, and in each case whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary (or such other individual who is properly authorized to perform the duties normally associated with the title of secretary or assistant secretary) of the Borrower or such corporation or other Person, as the case may be.

     "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as amended from
                                                       -- ---
time to time, and any successor statute.

     "Borrower Pledge and Security Agreement" shall mean a pledge and security agreement made by the Borrower in favor of the Administrative Agent, in substantially the form of EXHIBIT G, as amended, modified or supplemented from time to time.

     "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Revolving Loans pursuant to SECTION 2.11) on a single date of a group of Revolving Loans of a single Type (or a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "CIBC" shall have the meaning given to such term in the preamble hereto.

     "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with Generally Accepted Accounting Principles, be included on the consolidated statement of cash flows of Parent and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such
--------  -------
expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in corporate stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants or options to purchase any of the foregoing.

     "Cash Collateral Account" shall have the meaning given to such term in
SECTION 3.9.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 270 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

     "Casualty Event" shall mean, with respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation (other than business interruption insurance proceeds).

     "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

     "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

     "Commission" shall mean the Securities and Exchange Commission and any successor thereto.

     "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to SECTION 11.7(b) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Commodity Hedge Agreement" shall mean any option, hedge or other similar agreement or arrangement designed to protect against fluctuations in commodity or materials prices.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT J, together with a Covenant Compliance Worksheet.

     "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for Parent and its Subsidiaries in accordance with Generally Accepted Accounting Principles for such period: (a) Consolidated Interest Expense for such period,
(b) federal, state, local and other income taxes (but only to the extent actually paid in cash during such period), (c) Capital Expenditures for such period, (d) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt required to have been made by Parent and its Subsidiaries during such period (whether or not actually made), and (e) the aggregate of all amounts actually paid in cash by Parent during such period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock.

     "Consolidated Funded Debt" shall mean, as of any date of determination, the difference between (i) the aggregate (without duplication) of all Funded Debt of Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, minus (ii) the
                                                             -----
amount by which the aggregate cash balances and Cash Equivalents of Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, exceed $5,000,000.
For purposes of determining Consolidated Funded Debt as of any date, each Contingent Obligation of Parent and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

     "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of Parent and its Subsidiaries for such period in respect of Funded Debt of Parent and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (but excluding pay-in-kind interest, if any, on Indebtedness permitted under clause (ii) of SECTION 8.2), (ii) all net amounts payable under or in respect of Interest Rate Protection Agreements, to the extent paid or accrued by Parent and its Subsidiaries during such period, and
(iii) all ongoing commitment fees and other ongoing fees in respect of Funded Debt (including the Revolving Credit Commitment Fee and the annual administrative fee payable to the Administrative Agent under paragraph (ii) of the Fee Letter) paid, accrued or capitalized by Parent and its Subsidiaries during such period.

     "Consolidated Net Income" shall mean, for any period, net income (or loss) for Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Consolidated Operating Cash Flow" shall mean, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of
                                                          ----
Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and extraordinary losses and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period, minus
        -----

(iii) the sum of extraordinary gains and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to Parent and its
                 --------  -------
Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT J.

     "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Parent Guaranty, the Parent Pledge and Security Agreement, the Borrower Pledge and Security Agreement, any other Security Documents, any Subsidiaries Guaranty, any Interest Rate Protection Agreement to which the Borrower and any Lender are parties and that is permitted hereunder to be entered into by the Borrower, and all other agreements, instruments, documents and certificates (other than legal opinions) now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of any Credit Party with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Credit Party" shall mean any of the Borrower, any of its Subsidiaries, Holdings and Parent.

     "Debt Issuance" shall mean the issuance or sale by Parent, the Borrower or any of their Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise (excluding Permitted Refinancing Indebtedness).

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Designated Acquisition Funds" shall have the meaning given to such term in
SECTION 6.8(a).

     "Designated Non-Guarantor Subsidiary" shall mean (i) any Foreign Subsidiary, (ii) Petersen Capital Corp., so long as such corporation exists solely as a co-issuer of the Subordinated Notes or any Permitted Refinancing Indebtedness and has no assets (other than nominal capitalization) and conducts no business other than the performance of its obligations with regard thereto, or any other Person formed for such purpose and satisfying such conditions, or
(iii) any other Subsidiary of the Borrower that is not a Wholly Owned Subsidiary and that has elected, by written notice to the

Administrative Agent given not less than ten (10) Business Days after the creation or acquisition thereof by the Borrower or any other Subsidiary, not to become a guarantor under a Subsidiaries Guaranty and not to grant to the Administrative Agent a Lien upon and security interest in its personal property assets pursuant to a Subsidiaries Pledge and Security Agreement.

     "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Maturity Date; provided, however, that only the portion of Capital Stock
                   --------  -------
that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

     "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided
                                                                      --------
that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Administrative Agent and the Documentation Agent, which approval shall not be unreasonably withheld.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Equity Issuance" shall mean the issuance, sale or other disposition by Parent, the Borrower or any of their Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in Parent, the Borrower or any of their Subsidiaries; provided, however, that the term Equity Issuance shall not include
              --------  -------
(i) the issuance or sale of Capital Stock of the Borrower or a Subsidiary of the Borrower in connection with any capital contributions made directly or indirectly (y) by Parent to the Borrower or (z) by the Borrower to a Subsidiary of the Borrower, (ii) the issuance or sale of Capital Stock by the Borrower or any of its Subsidiaries to Parent, the Borrower or any of their Subsidiaries, provided that such Capital Stock is pledged to the Administrative
              --------
Agent pursuant to the Borrower Pledge and Security Agreement, the Parent Pledge and Security Agreement or a Subsidiaries Pledge and Security Agreement, as applicable, (iii) any issuance or sale of Capital Stock of Parent to any of the Permitted Holders, but only to the extent that the Net Cash Proceeds therefrom constitute Designated Acquisition Funds and are contributed to the Borrower and applied in payment of the relevant Acquisition Amount as provided in SECTION 6.8(a), (iv) any Capital Stock or other equity securities of Parent issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price, or (v) any rights, options, shares or other Capital Stock issued pursuant to employee stock option plans, stock purchase plans or other benefit plans duly approved by Parent's board of directors or a committee thereof.

     "Event of Default" shall have the meaning given to such term in SECTION
9.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Existing Senior Credit Agreement" shall mean the Credit Agreement, dated as of September 30, 1996, among the Borrower, the banks and other financial institutions party thereto, CIBC, as Documentation Agent, and First Union, as Administrative Agent, as amended.

     "Existing Senior Indebtedness" shall mean all indebtedness, accrued and unpaid interest, fees and other monetary obligations under the Existing Senior Credit Agreement and the other Credit Documents (as such term is defined in the Existing Senior Credit Agreement).

     "Fair Market Value" shall mean, with respect to any Capital Stock of Parent given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

     "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter from First Union to the Borrower, dated August 18, 1997, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Financial Officer" shall mean, with respect to Parent or the Borrower, as the context may require, the chief financial officer, vice president - finance, principal accounting officer or treasurer of Parent or the Borrower, as the case may be.

     "First Union" shall have the meaning given to such term in the preamble hereto.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Fixed Charges for such period.

     "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is organized under the laws of any nation, state or jurisdiction other than the United States of America or any state thereof.

     "Funded Debt" shall mean any Indebtedness other than (i) Indebtedness arising under Interest Rate Protection Agreements or Commodity Hedge Agreements and (ii) accrued expenses, current trade or other accounts payable (it being understood that such expenses and accounts payable that are 90 days or more past due (except to the extent such items are being disputed by the obligor on reasonable grounds and in good faith) shall be considered to be "Funded Debt") and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money.

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to Parent and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of Holdings referred to in SECTION 5.10(a).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (iv) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Holdings" shall have the meaning given to such term in the recitals hereof.

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness, obligations and liabilities of such Person for borrowed money or in respect of loans or advances (including, in the case of the Borrower, pay-in-kind interest, if any, on Indebtedness permitted under clause (ii) of SECTION 8.2), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Interest Rate Protection Agreements or Commodity Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person. For all purposes of this Agreement, Indebtedness of Parent or any of its Subsidiaries shall not include any unearned subscription revenues.

     "Initial Public Offering" shall mean the initial public offering and sale by Parent of its Class A Common Stock pursuant to the Registration Statement.

     "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Interest Expense for such period.

     "Interest Period" shall have the meaning given to such term in SECTION
2.10.

     "Interest Rate Protection Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Issuing Lender" shall mean First Union in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

     "LIBOR Loan" shall mean, at any time, any Revolving Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, or at the option of the Administrative Agent in any event, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under
(y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
SECTION 11.7, and their respective successors and assigns.

     "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     "Letter of Credit Notice" shall have the meaning given to such term in
SECTION 3.3.

     "Letters of Credit" shall have the meaning given to such term in SECTION
3.1.

     "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters then ending.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Loans" shall mean any or all of the Revolving Loans and the Swingline
Loans.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of Parent and its Subsidiaries taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect upon (A) the condition (financial or otherwise), operations, business, properties or assets of Parent and its Subsidiaries taken as a whole, (B) to the extent not covered under clause (A) above, the ability of any Credit Party to consummate the transactions contemplated hereby or perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (C) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

     "Maturity Date" shall mean September 30, 2002.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "Net Cash Proceeds" shall mean (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by Parent, the Borrower and their Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by Parent, the Borrower and their Subsidiaries in connection therewith, (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by Parent and its Subsidiaries as a result of such Casualty Event, and (iii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by Parent and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by Parent, the Borrower and their Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by Parent, the Borrower and their Subsidiaries as a result of such Asset Disposition.

     "Notes" shall mean any or all of the Revolving Credit Notes and the Swingline Note.

     "Notice of Conversion/Continuation" shall have the meaning given to such term in SECTION 2.11(b).

     "Notice of Prepayment" shall have the meaning given to such term in SECTION 2.7(a).

     "Notice of Revolving Borrowing" shall have the meaning given to such term in SECTION 2.2(b).

     "Notice of Swingline Borrowing" shall have the meaning given to such term in SECTION 2.2(d).

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "Outstanding Letter of Credit" shall mean that certain irrevocable letter of credit no. S111300, dated January 21, 1997, issued for the account of the Borrower in favor of Goldmick, LLC and 251 West 92nd Corp. under the Existing Senior Credit Agreement as a "Letter of Credit" within the meaning of such term thereunder and treated pursuant to SECTION 3.2 as having originally been issued under this Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PIC" shall mean Petersen Investment Corp., a Delaware corporation.

     "Parent" shall have the meaning given to such term in the preamble hereof.

     "Parent Guaranty" shall mean a guaranty agreement made by Parent and Holdings in substantially the form of EXHIBIT F, as amended, modified or supplemented from time to time.

     "Parent Pledge and Security Agreement" shall mean a pledge agreement made by Parent and Holdings in favor of the Administrative Agent, in substantially the form of EXHIBIT H, as amended, modified or supplemented from time to time.

     "Participant" shall have the meaning given to such term in SECTION 11.7(d).

     "Permitted Acquisition" shall mean (a) any Acquisition made by the Borrower or any of its Subsidiaries with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the Permitted Lines of Business, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of Parent, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Subsidiary Guarantor (provided that such Person (or the surviving Person)
                           --------
may be a Designated Non-Guarantor Subsidiary, but only so long as after giving effect to such Acquisition the Borrower is in compliance with the applicable provisions of SECTION 8.5), and (iv) all of the conditions and requirements of SECTIONS 6.8 and 6.9 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in
SECTION 6.8, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

     "Permitted Holders" shall mean, collectively, Neal Vitale and each Person who purchased Capital Stock of Holdings, Parent or PIC pursuant to the Securities Purchase Agreement as of the date thereof.

     "Permitted Liens" shall have the meaning given to such term in SECTION 8.3.

     "Permitted Lines of Business" shall have the meaning given to such term in
SECTION 8.8(a).

     "Permitted Refinancing Indebtedness" shall mean Indebtedness of the Borrower (and, at the election of the Borrower, any Designated Non-Guarantor Subsidiary described in clause (ii) of the definition thereof) the proceeds of which are used to extend, repay, redeem, repurchase, defease or refinance the Subordinated Notes (or to extend, repay, redeem, repurchase, defease or refinance any Indebtedness previously issued to extend, repay, redeem, repurchase, defease or refinance the Subordinated Notes and satisfying the requirements of "Permitted Refinancing Indebtedness" set forth in this definition); provided that, as a condition to such Indebtedness being permitted
             --------
to be issued pursuant to clause (ii) of SECTION 8.2, (i) immediately after giving effect to the issuance of such Indebtedness, no Default or Event of Default shall exist, (ii) such Indebtedness (a) shall mature by its terms no earlier than November 15, 2006, (b) shall not provide for any scheduled payment of principal prior to November 15, 2006, (c) shall be unsecured, (d) shall be subordinated in right and time of payment to the Obligations on terms and conditions no less favorable to the Lenders than those set forth in Articles 10 and 11 of the Subordinated Note Indenture as in effect on the date hereof, and
(e) shall bear interest at a fixed, non-increasing rate not exceeding the rate payable in respect of the Subordinated Notes as in effect on the date hereof, and such interest shall be payable not more frequently than semiannually, (iii) the principal amount of such Indebtedness shall not exceed the principal amount of the Indebtedness so extended, repaid, redeemed, repurchased, defeased or refinanced (plus the amount of any accrued interest, premiums, make-whole amounts and expenses paid or incurred in connection therewith), (iv) the agreements and instruments evidencing or governing such Indebtedness shall not have any covenants more restrictive in any material respect than the covenants set forth in the Subordinated Note Indenture as in effect on the date hereof or any material covenants not contained in the Subordinated Note Indenture as in effect on the date hereof, and (v) prior to or concurrently with the issuance of such Indebtedness, the Borrower shall have delivered to each Lender a certificate, signed by a Financial Officer of the Borrower, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Indebtedness, the Borrower is in compliance with the financial covenants set forth in SECTIONS 7.1 through 7.3, such compliance being determined with regard to calculations made on a pro forma basis in accordance with Generally Accepted Accounting Principles as of the last day of the fiscal quarter then most recently ended and as if such Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate).

     "Permitted Subordinated Note Repurchases" shall mean one or more repurchases by the Borrower, in any one or more transactions, of any of the Subordinated Notes (other than pursuant to the Subordinated Note Redemption), so long as (i) immediately prior to and immediately after giving effect to each such repurchase, no Default or Event of Default shall exist, (ii) prior to or concurrently with each such repurchase, the Borrower shall have delivered to the Administrative Agent a certificate, signed by a Financial Officer of the Borrower, satisfactory in form and substance to the Administrative Agent and to the effect that, after giving effect to such repurchase, the Borrower is in compliance with the financial covenants set forth in SECTIONS 7.1 through 7.3, such compliance being determined with regard to calculations made on a pro forma basis in accordance with Generally

Accepted Accounting Principles as of the last day of the fiscal quarter then most recently ended and as if such repurchase had been effected on the first day of the period applicable to such covenants (such calculations to be attached to such certificate), and (iii) pursuant to all such repurchases, the Borrower shall not directly or indirectly acquire more than $25,000,000 in aggregate stated principal amount of the Subordinated Notes (provided that the Borrower
                                                   ---------
may pay up to $28,500,000 in the aggregate, inclusive of premium and other associated costs and expenses, if any, in respect of such repurchases (but excluding accrued and unpaid interest), so long as the aggregate stated principal amount of all Subordinated Notes so repurchased does not exceed $25,000,000).

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Petersen License Agreement" shall mean the License Agreement, dated as of August 15, 1996, between Robert E. Petersen and Petersen Publishing Company, as licensor, and Parent, as licensee, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     "Post-Closing Transactions" shall mean (i) the merger of PIC with and into Parent, (ii) the merger of Holdings with and into the Borrower, and (iii) the Subordinated Note Redemption.

     "Predecessor" shall mean the historical operations of the publishing division of Petersen Publishing Company prior to the acquisition thereof by the Borrower.

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in SECTION 5.10(c).

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Redemption Account" shall mean an account established and maintained by the Borrower with the Administrative Agent to hold funds for the purpose of effecting the Subordinated Note Redemption on the date specified therefor in the notice of redemption, with investments of amounts on deposit therein being at the direction of the Borrower but to be made only in Cash Equivalents unless otherwise agreed to by the Administrative Agent.

     "Refunded Swingline Loans" shall have the meaning given to such term in
SECTION 2.2(e).

     "Register" shall have the meaning given to such term in SECTION 11.7(b).

     "Registration Statement" shall mean the Registration Statement of Parent on Form S-1 under the Securities Act, as initially filed with the Commission on August 7, 1997, and as amended by Amendment No. 1 thereto filed with the Commission on September 15, 1997, and by Amendment No. 2 thereto filed with the Commission on September 24, 1997, and as may be further amended prior to the date hereof.

     "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligation" shall have the meaning given to such term in
SECTION 3.5.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean the Lenders holding outstanding Loans and Commitments (or, after the termination of the Commitments, outstanding Loans and Letter of Credit Exposure) representing at least a majority of the aggregate at such time of all outstanding Loans and Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure); provided, however, that so long as First Union and CIBC are
                     --------  -------
the only Lenders under this Agreement, the term "Required Lenders" shall mean First Union and CIBC.

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to Parent or the Borrower, as the context may require, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of Parent or the Borrower, as the case may be, and any other officer or similar official thereof responsible for the administration of the obligations of Parent or the Borrower, as applicable, in respect of this Agreement.

     "Revolving Credit Commitment Fee" shall have the meaning given to such term in SECTION 2.9(b).

     "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT B-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Revolving Loans" shall have the meaning given to such term in SECTION 2.1(a).

     "Scheduled Titles" shall have the meaning given to such term in SECTION
8.4.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of September 30, 1996, among Holdings, PIC, Parent and the Persons listed on Schedule A thereto, providing for the purchase and sale of Capital Stock of Holdings, Parent and PIC, as amended, modified or supplemented from time to time.

     "Security Documents" shall mean the Borrower Pledge and Security Agreement, the Parent Pledge and Security Agreement, any Subsidiaries Pledge and Security Agreement and all other pledge or security agreements, mortgages, assignments or other similar agreements or instruments executed and delivered by any Credit Party pursuant to SECTION 6.9 or SECTION 6.10 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

     "Securityholders Agreement" shall mean the Securityholders Agreement, dated as of September 30, 1996, among PIC, Holdings, Parent and the securityholders named therein, as amended, modified or supplemented from time to time.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subordinated Note Indenture" shall mean the Indenture, dated as of November 15, 1996, among the Borrower and Petersen Capital Corp., as issuers, the guarantors named therein, and United States Trust Company of New York, as trustee, providing for the issuance of the Subordinated Notes, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Subordinated Note Redemption" shall mean the redemption, which shall be at the option of the Borrower (but which, if consummated, shall be consummated on or before December 1, 1997), by the Borrower of up to $25,000,000 in aggregate principal amount of the Subordinated Notes together with the payment of the redemption premium and all accrued and unpaid interest thereon.

     "Subordinated Notes" shall mean the 11-1/8% Senior Subordinated Notes of the Borrower issued pursuant to the Subordinated Note Indenture, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

     "Subsidiaries Guaranty" shall mean any agreement or instrument, in form and substance satisfactory to the Administrative Agent and the Required Lenders (and in any event in substantially the form of the Parent Guaranty, with appropriate modifications), entered into pursuant to SECTION 6.9 and pursuant to which any one or more of the Subsidiaries of the Borrower shall guarantee to the Administrative Agent and the Lenders the payment in full of the Obligations, as the same may be amended, modified or supplemented from time to time.

     "Subsidiaries Pledge and Security Agreement" shall mean any agreement or instrument, in form and substance satisfactory to the Administrative Agent and the Required Lenders (and in any event in substantially the form of the Borrower Pledge and Security Agreement, with appropriate modifications), entered into pursuant to SECTION 6.9 and pursuant to which any one or more of the Subsidiaries of the Borrower shall grant to the Administrative Agent a Lien upon and security interest in its personal property assets as security for its obligations under a Subsidiaries Guaranty, as the same may be amended, modified or supplemented from time to time.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of Parent.

     "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower that is a guarantor under a Subsidiaries Guaranty and has granted to the Administrative Agent a Lien upon and security interest in its personal property assets pursuant to a Subsidiaries Pledge and Security Agreement.

     "Swingline Commitment" shall mean $10,000,000 or, if less, the aggregate Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Swingline Lender" shall mean First Union in its capacity as maker of Swingline Loans, and its successors in such capacity.

     "Swingline Loans" shall have the meaning given to such term in SECTION 2.1(b).

     "Swingline Maturity Date" shall mean the date that is five (5) Business Days prior to the Maturity Date.

     "Swingline Note" shall mean the promissory note of the Borrower in substantially the form of EXHIBIT B-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Syndication Completion Date" shall have the meaning given to such term in
SECTION 2.2(a).

     "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to SECTION 2.5 or SECTION 9.2.

     "Transactions" shall mean, collectively, (i) the consummation of the Initial Public Offering, (ii) the transactions described in the first paragraph under the caption "Use of Proceeds" in the Registration Statement and the transactions described under the caption "The Reorganization" in the Registration Statement (other than the Post-Closing Transactions), and (iii) the transactions contemplated by this Agreement and the other Credit Documents, including the initial extensions of credit hereunder on the Closing Date and the repayment in full of the Existing Senior Indebtedness.

     "Type" shall have the meaning given to such term in SECTION 2.2(a).

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the sum of (i) the aggregate
                                      ----
principal amount of all Revolving Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

     "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate
                                                          ----
principal amount of all Swingline Loans that are outstanding at such time.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding directors' qualifying shares and shares required to be held by foreign nationals, in the case of a Foreign Subsidiary) is owned, directly or indirectly, by such Person.

     "Willis Stein" shall mean Willis Stein & Partners, L.P., a Delaware limited partnership.

      1.2 Accounting Terms.  Except as specifically provided otherwise in this
          ----------------
Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles. Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles after the date hereof are required to be applied to Parent and would affect the computation of the financial covenants contained in SECTIONS 7.1 through 7.3, as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes. Notwithstanding anything to the contrary contained herein, all computations of the financial covenants contained in SECTIONS 7.1 through 7.3 with respect to any period ending on or before September 30, 1997 shall be made with reference to, and all associated financial terms defined herein shall, with respect to any such period, be deemed to refer to, the consolidated financial statements of Holdings and its Subsidiaries for such period.

      1.3 Designated Non-Guarantor Subsidiaries.  Notwithstanding anything to
          -------------------------------------
the contrary contained in this Agreement, the assets, liabilities, revenues, income, losses and other financial statement items of Designated Non-Guarantor Subsidiaries shall not be taken into account in the calculation of the financial covenants set forth in SECTIONS 7.1 through 7.3.

      1.4 Other Terms; Construction.  Unless otherwise specified or unless the
          -------------------------
context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires. As used in this Agreement or in any other Credit Document, the term "including" means "including, without limitation."

      1.5 Officers, Directors of Limited Liability Companies.  References herein
          --------------------------------------------------
to officers or directors of any limited liability company shall refer to persons who are authorized under the articles of organization and operating agreement of such company to perform the duties and exercise the powers normally associated with officers and directors, as the case may be, of corporations.


                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

     2.1  Commitments; Loans.  (a)  Each Lender severally agrees, subject to and
          ------------------
on the terms and conditions of this Agreement, to make revolving credit loans (each, a "Revolving Loan," and collectively, the "Revolving Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Commitment at such time over its Letter of Credit Exposure at such time, provided that no Borrowing of Revolving Loans shall be made if,
           --------
immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made pursuant to such Borrowing) would exceed the aggregate Commitments at such time, and provided further that, in the event the Borrower shall deliver a notice of
    -------- -------
redemption pursuant to the Subordinated Note Indenture in connection with the Subordinated Note Redemption, no Borrowing of Revolving Loans shall be made at any time prior to the consummation of the Subordinated Note Redemption (other than for the purpose of effecting the Subordinated Note Redemption) if, immediately after giving effect thereto, the aggregate Unutilized Commitments would be less than the difference between (i) the aggregate amount required to effect the Subordinated Note Redemption (including the payment of any related redemption premium and all accrued and unpaid interest) minus (ii) the amount then on deposit with the Administrative Agent in a Redemption Account. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

     (b) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to the

Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Termination Date), in an aggregate principal amount not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Loans made by the Swingline Lender in its capacity as a Lender outstanding at such time and its Letter of Credit Exposure at such time, may exceed its Commitment at such time, but provided that no Borrowing of
                                            --------
Swingline Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Loans pursuant to SECTION 2.2(e)) and reborrow Swingline Loans.

      2.2 Borrowings.  (a)  The Revolving Loans shall, at the option of the
          ----------
Borrower and subject to the terms and conditions of this Agreement, be either ABR Loans or LIBOR Loans (each, a "Type" of Loan), provided that (i) all Loans
                                                   --------
comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, (ii) notwithstanding any other provision of this Agreement, any Revolving Loans made on the Closing Date shall be made initially as ABR Loans, and (iii) notwithstanding any other provision of this Agreement, no LIBOR Loans having an interest period of longer than one month may be borrowed at any time prior to the earlier of the 60th day after the Closing Date and the date upon which the Administrative Agent determines in its sole discretion, and notifies the Borrower, that the primary syndication of the credit facilities provided for hereunder has been completed (the earlier of such dates, the "Syndication Completion Date"). The Swingline Loans shall be made and maintained as ABR Loans at all times.

     (b) In order to make a Borrowing of Revolving Loans (other than Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to SECTION 2.2(e), and other than Borrowings involving continuations or conversions of outstanding Revolving Loans, which shall be made pursuant to
SECTION 2.11), the Borrower will give the Administrative Agent written notice (or oral notice promptly confirmed in writing) not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to each such Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each such Borrowing to be comprised of ABR Loans; provided, however, that a request for a Borrowing
                              --------  -------
of any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Revolving Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT A-1 (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT A-1) and shall specify
(x) the aggregate principal amount and initial Type of the Revolving Loans to be made pursuant to such Borrowing, (y) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (z) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Revolving Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

          (i) the aggregate principal amount of each Borrowing of Revolving Loans that is comprised of ABR Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing of Revolving Loans that is comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

          (ii) if the Borrower shall have failed to designate the Type of Revolving Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of ABR Loans; and

          (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with SECTION 2.3(a) and in like funds as received by the Administrative Agent.

     (d) In order to make a Borrowing of a Swingline Loan, the Borrower will give the Administrative Agent and the Swingline Lender written notice (or oral notice promptly confirmed in writing) not later than 1:00 p.m., Charlotte time, on the Business Day of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT A-2 (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT A-2) and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $500,000 and, if greater, shall be in an integral multiple of $250,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 3:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the Borrower in accordance with SECTION 2.3(a) and in like funds as received by the Administrative Agent.

     (e) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is different from the Swingline Lender) and each other Lender (on behalf of, and with a copy to, the Borrower), not later than 1:00 p.m., Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Revolving Borrowing given by the Borrower) requesting the Lenders to make Revolving Loans (which shall be made initially as ABR Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender's ratable share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by SECTION 2.15(b).

     (f) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Loans are not made pursuant to subsection (e) above in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Commitment bears to the aggregate Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day's prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) will make available to the Administrative Agent at its office referred to in SECTION 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent. In the event any such Lender fails to make available to the Administrative Agent the amount of such Lender's participation as provided in this subsection (f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Alternate Base Rate. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender's ratable share of such payment.

     (g) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to subsection (e) above and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to subsection (f) above shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto.

      2.3 Disbursements; Funding Reliance; Domicile of Loans.  (a)  The Borrower
          --------------------------------------------------
hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be
                         --------
obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of SECTION 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Revolving Loans comprising such Borrowing, as determined under the provisions of
SECTION 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Revolving Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of
                                               --------
such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

      2.4 Notes.  (a)  The Revolving Loans made by each Lender shall be
          -----
evidenced by a Revolving Credit Note appropriately completed in substantially the form of EXHIBIT B-1. Each Revolving Credit Note issued to a Lender shall
(i) be executed by the Borrower, (ii) be payable to the order of such Lender,
(iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable to the Revolving Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (b) The Swingline Loans made by the Swingline Lender shall be evidenced by a Swingline Note appropriately completed in substantially the form of EXHIBIT B-
2. The Swingline Note shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Swingline Commitment, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable to the Swingline Loans made from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (c) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that
                                                         --------  -------
the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

      2.5 Termination and Reduction of Commitments and Swingline Commitment.
          -----------------------------------------------------------------
(a) The Commitments shall be automatically and permanently terminated on the earlier of (i) October 15, 1997 (if the Closing Date shall not have occurred on or prior to such date) and (ii) the Maturity Date (unless sooner terminated pursuant to subsections (b) or (c) below or SECTION 9.2). The Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date (unless sooner terminated pursuant to subsections (c) or (d) below or SECTION 9.2).

     (b) The Commitments shall, on each date upon which a prepayment of the Loans is required under SECTIONS 2.6(c) through 2.6(e), be automatically and permanently reduced by the amount of such required prepayment, as more particularly set forth in SECTION 2.6(f).

     (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments or the Unutilized Swingline Commitment, provided that any such partial reduction shall be in an aggregate
            --------
amount of not less than $5,000,000 ($500,000 in the case of the Unutilized Swingline Commitment) or, if greater, an integral multiple thereof, and provided
                                                                        --------
further that, in the event the Borrower shall deliver a notice of redemption
-------
pursuant to the Subordinated Note Indenture in connection with the Subordinated Note Redemption, at no time prior to the consummation of the Subordinated Note Redemption shall the Borrower reduce the aggregate Unutilized Commitments to an amount less than the difference between (i) the aggregate amount required to effect the Subordinated Note Redemption (including the payment of any related redemption premium and all accrued and unpaid interest) minus (ii) the amount then on deposit with the Administrative Agent in a Redemption Account. The amount of any termination or reduction made under this subsection (c) may not thereafter be reinstated.

     (d) Each reduction of the Commitments pursuant to this SECTION 2.5 shall be applied ratably among the Lenders according to their respective Commitments. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Commitments pursuant to this SECTION 2.5 that has the effect of reducing the aggregate Commitments to an amount less than the amount of the Swingline Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the aggregate Commitments (as so reduced), without any further action on the part of the Borrower or the Swingline Lender.

      2.6 Mandatory Repayments and Prepayments.  (a)  To the extent not
          ------------------------------------
previously paid, and except to the extent due or made sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Revolving Loans shall be due and payable on the Maturity Date, and (ii) the aggregate outstanding principal of the Swingline Loans shall be due and payable on the Swingline Maturity Date.

     (b) In the event that at any time the sum of (x) the aggregate principal amount of Revolving Loans outstanding at such time, (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the Borrower will immediately prepay the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the
        --------
aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for the Letter of Credit Exposure of the Lenders, as more particularly described in SECTION 3.9, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

     (c) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 25% of the Net Cash Proceeds from any Equity Issuance (other than the Initial Public Offering or any offering and sale of common stock of Parent pursuant to exercise of the over-allotment option in connection therewith) or 100% of the Net Cash Proceeds from any Debt Issuance, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

     (d) Not later than 180 days after its receipt of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied or committed to be applied within a reasonable period to the repair or replacement of property subject to such Casualty Event) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that, notwithstanding
          --------  -------
the foregoing, (i) nothing in this subsection shall be deemed to limit or otherwise affect any right of the Administrative Agent herein or in any of the other Credit Documents to receive and hold such proceeds as loss payee and to disburse the same to the Borrower upon the terms hereof or thereof, or any obligation of the Borrower and each of its Subsidiaries herein or in any of the other Credit Documents to remit any such proceeds to the Administrative Agent upon its receipt thereof, and (ii) any and all such proceeds received or held by the Administrative Agent or the Borrower or any of its Subsidiaries during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair or replacement) shall be applied to prepay the outstanding principal amount of the Loans.

     (e) Not later than 180 days after its receipt thereof (and in any event upon its determination not to acquire additional assets or properties or otherwise to reinvest in its businesses), the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition (less any amounts theretofore expended or committed to be expended within a reasonable period to acquire assets or properties or otherwise reinvested in its businesses) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under SECTION 8.4.

     (f) Each prepayment of the Loans made pursuant to subsections (c) through
(e) above shall be applied (i) first, to reduce the outstanding principal amount of the Swingline Loans, with a corresponding reduction to the Commitments as provided in SECTION 2.5(b), (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to reduce the outstanding principal amount of the Revolving Loans, with a corresponding reduction to the Commitments as provided in SECTION 2.5(b), and (iii) third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to SECTION 3.9. Each prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each, and as among Revolving Loans shall be applied first to prepay all ABR Loans before any LIBOR Loans are prepaid.

     (g) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this SECTION 2.6 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
SECTION 2.18 to be paid as a consequence thereof.

      2.7 Voluntary Prepayments.  At any time and from time to time, the
          ---------------------
Borrower shall have the right to prepay the Revolving Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice (or oral notice promptly confirmed in writing) given to the Administrative Agent not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to each intended prepayment, provided that (i) each partial
                                                 --------
prepayment shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice (each, a "Notice of Prepayment") shall be given in the form of EXHIBIT C (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT C), shall specify the proposed date of such prepayment and the aggregate principal amount and Type of Revolving Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Notwithstanding the foregoing provisions of this Section, the Borrower may prepay the Swingline Loans at any time and from time to time after the date hereof, in whole or in part, without premium or penalty, upon written notice (or oral notice promptly confirmed in writing) delivered to the Administrative Agent no later than 1:00 p.m., Charlotte time, on the date of such prepayment, provided that each partial prepayment of Swingline Loans shall
                 --------
be in an aggregate principal amount of not less than $500,000 or, if greater, an integral multiple of $250,000 in excess thereof. Revolving Loans and Swingline Loans prepaid pursuant to this Section may be reborrowed, subject to the terms and conditions of this Agreement. Each prepayment of the Loans pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

      2.8 Interest.  (a)  The Borrower will pay interest in respect of the
          --------
unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Alternate Base Rate, as in effect from time to time during such periods as such Loan is an ABR Loan, and
(ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Alternate Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Alternate Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

           (i) in respect of each ABR Loan (including any ABR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid
                   --------
     in full and the Commitments have been terminated, then accrued interest in respect of all ABR Loans shall be payable together with such repayment or prepayment on the date thereof;

           (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the event all LIBOR Loans made pursuant to a single
     --------
     Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

           (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the
                                              --------
aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Revolving Borrowing or Notice of Conversion/Continuation, and upon each change in the Alternate Base Rate; provided, however, that the failure of the Administrative Agent to provide the
--------  -------
Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

      2.9 Fees.  The Borrower agrees to pay:
          ----

     (a) To First Union, for its own account, on the Closing Date, the fee described in paragraph (i) of the Fee Letter, in the amount set forth therein as due and payable on such date;

     (b) To the Administrative Agent, for the account of each Lender, a commitment fee (the "Revolving Credit Commitment Fee") for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage for the Revolving Credit Commitment Fee, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date;

     (c) To the Administrative Agent, for the account of each Lender, a letter of credit fee for each calendar quarter in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage from time to time during such quarter for LIBOR Loans, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears
(i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

     (d) To the Issuing Lender, for its own account, a facing fee for each calendar quarter in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.25% on the daily average aggregate Stated Amount of such Letters of Credit (provided, however, that, notwithstanding the
                                  --------  -------
foregoing, the amount of such fee with regard to any single Letter of Credit shall not be less than $500), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit; and

     (e) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph (ii) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

      2.10.  Interest Periods.  Concurrently with the giving of (y) a Notice of
             ----------------
Revolving Borrowing or (z) a Notice of Conversion/Continuation in respect of any Borrowing comprised of ABR Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, three or six-month period; provided, however, that:
                                                   --------  -------

             (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

             (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

             (iii) LIBOR Loans may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

             (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

             (v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires after the Maturity Date;

           (vi) at any time prior to the Syndication Completion Date, the Borrower may select an Interest Period having a duration of two weeks but may not select any Interest Period having a duration longer than one month;

           (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

           (viii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into ABR Loans as of the expiration of the then current Interest Period applicable thereto.

      2.11.  Conversions and Continuations.  (a)  The Borrower shall have the
             -----------------------------
right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any ABR Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into ABR Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (w) any
                                                       --------
such conversion of LIBOR Loans into ABR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such conversion of ABR Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in SECTION 2.16(d), LIBOR Loans may be converted into ABR Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into an ABR Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.18 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any ABR Loans that are Swingline Loans, and (z) no conversion of ABR Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by giving the Administrative Agent written notice (or oral notice promptly confirmed in writing) not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of ABR Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into ABR Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT D (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT D) and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such

LIBOR Loans shall automatically be converted to ABR Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the interest period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

      2.12.  Method of Payments; Computations.  (a) All payments by the Borrower
             --------------------------------
hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders), at the Administrative Agent's office referred to in SECTION 11.5, prior to 1:00 p.m., Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 1:00 p.m., Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the proviso of clause (iv) in SECTION
2.10 is applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 1:00 p.m., Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 1:00 p.m., Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

     (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of
(i) in the case of interest on ABR Loans, 365 or 366 days, as the case may be, or (ii) in all other instances, 360 days; and in each instance under (i) and
(ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

      2.13.  Recovery of Payments.  (a)  The Borrower agrees that to the extent
             --------------------
the Borrower makes a payment or payments to or for the account of the Administrative Agent, the Issuing Lender or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

      2.14.  Use of Proceeds. The proceeds of the Loans shall be used solely (i)
             ---------------
to repay a portion of the Existing Senior Indebtedness, (ii) to pay or reimburse reasonable transaction fees and expenses in connection therewith and in connection with the consummation of the transactions contemplated hereby, (iii) to effect the Subordinated Note Redemption and Permitted Subordinated Note Repurchases, and (iv) for working capital and general corporate purposes and to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in
SECTION 6.8.

      2.15.  Pro Rata Treatment; Sharing of Payments.  (a)  All fundings,
             ---------------------------------------
continuations and conversions of Revolving Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Revolving Loans pursuant to SECTION 2.2) or on the basis of their respective outstanding Revolving Loans (in the case of continuations and conversions of Revolving Loans pursuant to SECTION 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 11.7 or SECTION 2.20)
applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any
                                    --------  -------
portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

      2.16.  Increased Costs; Change in Circumstances; Illegality; etc.  (a) If,
             ---------------------------------------------------------
at any time after the date hereof and from time to time, the introduction of or any change after the date hereof in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than taxes on the overall net income of such Lender or its applicable Lending Office or any change in the rate or basis thereof), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

     (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change after the date hereof in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's

Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

     (c) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or
(z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into ABR Loans, (ii) the obligation of the Lenders to make, to convert ABR Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for ABR Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into an ABR Loan, (ii) the obligation of such Lender to make, to convert ABR Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing of Revolving Loans for which the Administrative Agent has received a Notice of Revolving Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for an ABR Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

     (e) Determinations by the Administrative Agent or any Lender for purposes of this SECTION 2.16 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No
            --------
failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this SECTION 2.16 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this SECTION 2.16 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

      2.17.  Taxes.  (a) Any and all payments by the Borrower hereunder or under
             -----
any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.17), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

     (b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.17) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted; provided
                                                                       --------
that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as the case may be, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, as the case may be, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

     (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this SECTION 2.17 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that
                                                        --------  -------
the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

     (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

     (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

      2.18. Compensation.  The Borrower will compensate each Lender upon demand
            ------------
for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Revolving Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this SECTION
2.18 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender
                                            --------  -------
may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION
2.18. Determinations by any Lender for purposes of this SECTION 2.18 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.
            --------

      2.19.  Duty to Mitigate.  Any of the Administrative Agent or any Lender
             ----------------
claiming any additional amounts payable pursuant to SECTION 2.16(a), SECTION 2.16(b) or SECTION 2.17 or exercising its rights under SECTION 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of the Administrative Agent or such Lender, as the case may be, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Each of the Administrative Agent and each Lender agrees to use reasonable efforts to notify the Borrower as promptly as practicable upon its becoming aware that circumstances exist that would cause the Borrower to become obligated to pay additional amounts to the Administrative Agent or such Lender pursuant to
SECTION 2.16(a), SECTION 2.16(b) or SECTION 2.17 or that would entitle such Lender to exercise its rights under SECTION 2.16(d).

      2.20.  Replacement of Lenders.  The Borrower may, at any time and so long
             ----------------------
as no Default or Event of Default has then occurred and is continuing, replace any Lender that has requested additional amounts from the Borrower under SECTION 2.16(a), SECTION 2.16(b) or SECTION 2.17 or the obligation of which to make or maintain LIBOR Loans has been suspended under SECTION 2.16(d), in either case by written notice to such Lender and the Administrative Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be reasonably acceptable to the Administrative Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the Borrower to the Replaced Lender
          --------
and the Administrative Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to SECTION 11.7(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to SECTION 11.7(a)), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Administrative Agent, all (but not less than all) of the Commitment and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (y) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and
(z) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender hereunder, and (iii) all other obligations of the Borrower owing to the Replaced Lender under this Agreement (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under SECTION 2.18 as a result of the actions required to be taken under this SECTION 2.20, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.


                                  ARTICLE III

                               LETTERS OF CREDIT

     3.1   Issuance.  Subject to and upon the terms and conditions herein set
           --------
forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 3.3, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender, and on the Closing Date the Issuing Lender shall be deemed to have issued the Outstanding Letter of Credit (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

     (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed $10,000,000 or (ii) when added to the sum of (x) the aggregate Letter of Credit Exposure of all Lenders at such time, (y) the aggregate principal amount of all Revolving Loans then outstanding and (z) the aggregate principal amount of all Swingline Loans then outstanding, would exceed the aggregate Commitments at such time;

     (b) Unless the Issuing Lender otherwise agrees, there shall not be more than five (5) Letters of Credit issued and outstanding at any time;

     (c) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one
(1) year after its date of issuance; provided, however, that a Letter of Credit
                                     --------  -------
may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (d) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTIONS 4.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

      3.2 Outstanding Letter of Credit.  The parties hereto agree that the
          ----------------------------
Outstanding Letter of Credit will be treated as if it had been originally issued under this Agreement, and as of the Closing Date the Outstanding Letter of Credit shall be deemed to be a Letter of Credit for all purposes hereunder and under the other Credit Documents. Specifically, and without limitation of the foregoing or the other provisions of this Article, (i) the Stated Amount of the Outstanding Letter of Credit, for so long as the same shall be outstanding, shall be included in calculating (y) the limit set forth in clause (i) of
SECTION 3.1(a) and (z) the aggregate Letter of Credit Exposure, (ii) each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Lender, in accordance with SECTION 3.6, such Lender's pro rata share of each payment made by the Issuing Lender under the Outstanding Letter of Credit, together with interest in accordance with SECTION 3.6, and (iii) with respect to the Outstanding Letter of Credit, the Issuing Lender shall have the benefit of all agreements, covenants and indemnities of the Issuing Lender set forth in this Agreement and shall comply with all agreements and obligations set forth herein that bind the Issuing Lender, insofar as the same apply to Letters of Credit generally.

      3.3 Notices.  Whenever the Borrower desires the issuance of a Letter of
          -------
Credit (other than the Outstanding Letter of Credit), the Borrower will give the Issuing Lender written notice (or oral notice promptly confirmed in writing) with a copy to the Administrative Agent not later than 1:00 p.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of EXHIBIT E (or, if oral notice is given, shall be promptly followed with a writing in the form of EXHIBIT E) and shall specify (i) the requested date of issuance, which shall be a Business Day,
(ii) the requested Stated Amount and expiry date of the Letter of Credit, and
(iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Lender.

      3.4 Participations.  Immediately upon the issuance of any Letter of
          --------------
Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Commitments represented by such Lender's Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee
                                         --------  -------
relating to Letters of Credit described in SECTION 2.9(d) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Commitments of any of the Lenders pursuant to SECTION 11.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

      3.5 Reimbursement.  The Borrower hereby agrees to reimburse the Issuing
          -------------
Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any
                                                           --------
such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans made on or prior to the next Business Day following the date of the Borrower's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Alternate Base Rate as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

      3.6 Payment by Revolving Loans.  In the event that the Issuing Lender
          --------------------------
makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to SECTION 3.5, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 3.9 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender, of such failure. If the Administrative Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Commitments represented by such Lender's Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's pro rata share of any such payment. Each such payment by a Lender under this SECTION 3.6 of its pro rata share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Lender (the Borrower being deemed to have given a timely Notice of Revolving Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate
                --------
Unutilized Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

      3.7 Payment to Lenders.  Whenever the Issuing Lender receives a payment in
          ------------------
respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Lenders pursuant to SECTION 3.6, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

      3.8 Obligations Absolute.  The Reimbursement Obligations of the Borrower,
          --------------------
and the obligations of the Lenders under SECTION 3.6 to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit

(or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to
 --------
comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft,
                                                        --------
certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g) The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary (so long as such documents appear on their face to comply with the terms of such Letter of Credit), (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

      3.9 Cash Collateral Account.  At any time and from time to time (i) after
          -----------------------
the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 2.6(b), or to the extent any amount of a required prepayment under any of SECTIONS 2.6(c) through 2.6(e) remains after prepayment of all outstanding Loans and Reimbursement Obligations and termination of the Commitments, as contemplated by
SECTION 2.6(f), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide cash collateral pursuant to SECTION 2.6(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (x) the
        --------
aggregate principal amount of all Revolving Loans outstanding at such time, (y) the aggregate principal amount of all Swingline Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the aggregate Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

      3.10 Effectiveness.  Notwithstanding any termination of the Commitments or
           -------------
repayment of the Loans, or both, the obligations of the Borrower under this
ARTICLE III shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

                                  ARTICLE IV

                            CONDITIONS OF BORROWING

      4.1 Conditions of Initial Borrowing.  The obligation of each Lender to
          -------------------------------
make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the Borrower Pledge and Security Agreement and the Parent Pledge and Security Agreement, in sufficient copies for each Lender:

           (i) a Revolving Credit Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, and a Swingline Note for the Swingline Lender, in the amount of the Swingline Commitment, in each case duly completed in accordance with the relevant provisions of SECTION 2.4 and executed by the Borrower;

           (ii) the Parent Guaranty, duly completed and executed by each of Parent and Holdings;

           (iii) the Borrower Pledge and Security Agreement, duly completed and executed by the Borrower, and the Parent Pledge and Security Agreement, duly completed and executed by each of Parent and Holdings, in each case together with any certificates evidencing the interests being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank (or, in the case of uncertificated interests, appropriately completed and duly executed instructions for registration and notification thereof); and

           (iv) the favorable opinions of (A) Kirkland & Ellis, special counsel to the Credit Parties, in substantially the form of EXHIBIT I-1, and (B) Heller Ehrman White & McAuliffe, special California counsel to the Credit Parties, in substantially the form of EXHIBIT I-2, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of Parent, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of Parent and the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, the initial Loans hereunder and the application of the proceeds thereof, and (iii) both immediately before and after giving effect to the consummation of the Transactions, the initial Loans hereunder and the application of the proceeds thereof, no Material

Adverse Change has occurred since June 30, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles of organization and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, and (ii) that attached thereto is a true and complete copy of the limited liability company operating agreement of the Borrower and all amendments thereto, as then in effect, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of the other Credit Documents on behalf of the Borrower, and attaching all such copies of the documents described above.

     (d) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of Holdings, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles of organization and all amendments thereto of Holdings, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, and (ii) that attached thereto is a true and complete copy of the limited liability company operating agreement of Holdings and all amendments thereto, as then in effect, and as to the incumbency and genuineness of the signature of each officer of Holdings executing any of the Credit Documents to which Holdings is a party on behalf of Holdings, and attaching all such copies of the documents described above.

     (e) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of Parent, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of Parent, certified as of a recent date by the Secretary of State of the State of Delaware, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of Parent, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate and (iii) that attached thereto is a true and complete copy of the resolutions adopted by the board of directors of Parent (x) authorizing the execution, delivery and performance by Parent of this Agreement and the other Credit Documents to which it is a party,
(y) authorizing, in its capacity as the managing member of Holdings, the execution, delivery and performance by Holdings of the Credit Documents to which Holdings is a party, and (z) authorizing, in its capacity as the managing member of Holdings (in Holdings' capacity as the managing member of the Borrower), the execution, delivery and performance by the Borrower of the Credit Documents to which the Borrower is a party, and as to the incumbency and genuineness of the signature of each officer of Parent executing any of such Credit Documents, and attaching all such copies of the documents described above.

     (f) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower, Holdings and Parent under the laws of the State of Delaware, from the Secretary of State of Delaware, (ii) a certificate as of a recent date of the qualification of Parent to conduct business as a foreign corporation in the State of California, from the Secretary of State of California, and (iii) certificates as of a recent date of the qualification of the Borrower to conduct business as a foreign corporation in the States of Illinois and California, from the Secretaries of State of Illinois and California.

     (g) All legal matters, documentation, and corporate or other proceedings incident to the Transactions shall be satisfactory in form and substance to the Administrative Agent and the Documentation Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the Transactions (including, if required or solicited, from the holders of the Subordinated Notes) shall have been obtained (without the imposition of conditions that are not acceptable to the Administrative Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the Transactions, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

     (h) The Administrative Agent shall have received evidence in form and substance satisfactory to it that (i) the Initial Public Offering shall have been consummated in all material respects in compliance with all applicable Requirements of Law, and (ii) Parent shall have applied all of the Net Cash Proceeds of the Initial Public Offering (other than the portion thereof attributable to exercise of the over-allotment option in connection therewith) to prepay an equivalent amount of the Existing Senior Indebtedness, all on terms and conditions satisfactory to the Administrative Agent.

     (i) All transaction fees and expenses payable by or on behalf of the Borrower in connection with the Transactions shall be in an aggregate amount reasonably acceptable to the Administrative Agent, and the Administrative Agent shall have received such evidence thereof in form and substance satisfactory to it (including itemizations thereof) as it shall have reasonably requested.

     (j) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing (i) any judgment or tax lien filing that names the Borrower as debtor in any of the jurisdictions listed on Annex A to the Borrower Pledge and Security Agreement or that names Holdings or Parent as debtor in any of the jurisdictions listed beneath its respective name on Annex A to the Parent Pledge and Security Agreement and (ii) any Uniform Commercial Code financing statement that names the Borrower, Holdings or Parent as debtor in any of such jurisdictions, as applicable, and the results thereof shall be satisfactory to the Administrative Agent.

     (k) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed UCC-1 financing statements in each jurisdiction listed on Annex A to the Borrower Pledge and Security Agreement or Annex A to the Parent Pledge and Security Agreement) necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

     (l) Since June 30, 1997, both immediately before and after giving effect to the consummation of the Transactions, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (m) The Borrower shall have paid (i) to First Union, the unpaid balance of the fee described in paragraph (i) of the Fee Letter, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in paragraph (ii) of the Fee Letter, and (iii) all other fees and expenses of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (n) The Administrative Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of Parent and in form and substance satisfactory to the Administrative Agent, demonstrating Parent's compliance with the financial covenants set forth in SECTIONS 7.1 through 7.3 (at the levels applicable thereto as of September 30, 1997), determined on a pro forma basis as of June 30, 1997 after giving effect to the making of the initial Loans hereunder and the consummation of the other Transactions. For purposes of the calculations under the foregoing Covenant Compliance Worksheet, Consolidated Operating Cash Flow for the fiscal quarter ended September 30, 1996 shall be deemed to be $14,600,000.

     (o) The Administrative Agent shall have received evidence satisfactory to it that concurrently with the making of the initial Loans hereunder, (x) all principal, interest and other amounts outstanding with respect to the Existing Senior Indebtedness shall be repaid and satisfied in full, (y) all commitments to extend credit under the Existing Senior Credit Agreement shall be terminated, and (z) any Liens securing any Existing Senior Indebtedness shall be released.

     (p) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of SECTION
6.6 and those provisions of the Borrower Pledge and Security Agreement relating to the maintenance of insurance have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on
SCHEDULE 5.17 and all other or additional coverages required under the Borrower Pledge and Security Agreement and naming the Administrative Agent as loss payee or additional insured, as its interests may appear.

     (q) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (r) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

      4.2 Conditions of All Borrowings.  The obligation of each Lender to make
          ----------------------------
any Loans hereunder, including the initial Loans (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to SECTION 2.2(e)), and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Administrative Agent shall have received a Notice of Revolving Borrowing in accordance with SECTION 2.2(b), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with SECTION 2.2(d), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with
SECTION 3.3, as applicable;

     (b) Each of the representations and warranties contained in ARTICLE V and in the other Credit Documents shall be true and correct in all material respects on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

     Each giving of a Notice of Revolving Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, each of Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

      5.1 Organization and Power.  Each Credit Party (i) is a limited liability
          ----------------------
company, corporation, partnership or other business organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full limited liability company, corporate, partnership or other applicable power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign limited liability company, corporation, partnership or other business organization and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

      5.2 Authorization; Enforceability.  Each Credit Party has taken, or on the
          -----------------------------
Closing Date will have taken, all necessary limited liability company or corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Credit Parties that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles or principles of good faith and fair dealing.

      5.3 No Violation.  The execution, delivery and performance by each Credit
          ------------
Party of this Agreement and each of the other Credit Documents to which it is or will be a party, compliance by it with the terms hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of its articles of organization, certificate of incorporation, certificate of partnership, operating agreement, bylaws, partnership agreement or other constituent documents, as applicable, or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject,
(iii) require any approval of stockholders, members or partners of any Credit Party or any approval or consent of any Person under any agreement to which any Credit Party is a party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders or such approvals or consents the failure of which to obtain could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, or (iv) except for the Liens granted pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary of the Borrower is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary of the Borrower, to make loans or advances to the Borrower or any other Subsidiary of the Borrower, or to transfer any of its assets or properties to the Borrower or any other Subsidiary of the Borrower, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) applicable Requirements of Law, (iii) customary non-assignment provisions in any lease governing a leasehold interest,
(iv) the terms of licenses of trademarks and copyrights entered into in the ordinary course of business, and (v) other contractual restrictions in respect of assets not material to the business of the Credit Parties, taken as a whole.

      5.4 Governmental Authorization; Permits.  (a)  No consent, approval,
          -----------------------------------
authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by any Credit Party of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents that would be required in respect of the leases referred to in clause (iii) of SECTION 5.3, and (iii) consents the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Each Credit Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

      5.5 Litigation.  There are no actions, investigations, suits or
          ----------
proceedings pending or, to the knowledge of Parent or the Borrower (after due investigation) threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person ("Litigation"), (i) against or affecting any Credit Party or any of such Person's properties that could, if adversely determined, be reasonably expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents or any of the Transactions. Neither Parent nor the Borrower has been advised that there is a reasonable likelihood of an adverse determination of any Litigation, which adverse determination, should it occur, would have a Material Adverse Effect.

      5.6 Taxes.  Each Credit Party has timely filed all federal and all
          -----
material state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of Parent or the Borrower, other investigation by any Governmental Authority of the tax liability of any Credit Party and there is no unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. No Credit Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

      5.7 Subsidiaries.  As of the Closing Date, no Credit Party has any
          ------------
Subsidiaries or otherwise has any equity or other ownership interest in any corporation, partnership, joint venture or other Person, except as set forth on
SCHEDULE 5.7. SCHEDULE 5.7 indicates, as to each such Subsidiary of any Credit Party as of the Closing Date and after giving effect to the Transactions, each direct owner of its Capital Stock and such owner's percentage ownership thereof. On the Closing Date and immediately after giving effect to the Transactions, (i) Holdings will directly own 99.9% of the outstanding membership interests in the Borrower, (ii) Parent will directly own 0.1% of the outstanding membership interests in the Borrower, and (iii) Parent will directly or indirectly own all of the outstanding membership interests in Holdings.

      5.8 Full Disclosure.  All factual information (including, without
          ---------------
limitation, factual information set forth in the Registration Statement) furnished to the Administrative Agent or any Lender on or prior to the Closing Date in writing by or on behalf of any Credit Party for purposes of or in connection with this Agreement, the transactions contemplated hereby and the other Transactions is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of any Credit Party will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document, certificate or statement furnished to the Administrative Agent or the Lenders for use in the transactions contemplated hereby which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.9  Margin Regulations.  Neither the Borrower nor any of its Subsidiaries
           ------------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

      5.10 Financial Matters.  (a)  The Borrower has heretofore furnished to the
           -----------------
Administrative Agent copies of (i) the audited balance sheets of Parent as of December 31, 1996 and June 30, 1997, and the related statements of operations and shareholders' equity and cash flows for the period from August 15, 1996 to December 31, 1996 and the six months ended June 30, 1997, together with the opinion of Ernst & Young LLP thereon, (ii) the audited consolidated balance sheets of Holdings and its Subsidiaries as of December 31, 1996 and June 30, 1997, and the related consolidated statements of operations, members' equity and cash flows for the three months ended December 31, 1996 and the six months ended June 30, 1997, together with the opinion of Ernst & Young LLP thereon, and (iii) the audited balance sheets of the Predecessor as of November 30, 1995 and September 30, 1996, and the related statements of operations and divisional equity and cash flows for each of the two years in the period ended November 30, 1995 and the ten months ended September 30, 1996, together with the opinion of Ernst & Young LLP thereon. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles and present fairly the financial condition of Parent, Holdings or the Predecessor, as the case may be (and with respect to Holdings, on a consolidated basis), as of the respective dates thereof and the results of operations and cash flows of Parent, Holdings or the Predecessor, as the case may be (and with respect to Holdings, on a consolidated basis), for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to any Credit Party of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). There has been no Material Adverse Change since June 30, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (b) The Borrower has heretofore furnished to the Administrative Agent a correct and complete copy of the Registration Statement as filed with the Commission. The unaudited pro forma balance sheet and statement of operations of Parent set forth in the Registration Statement comply in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder, and in the opinion of Parent, the assumptions on which the pro forma adjustments to such financial statements are based provide a reasonable basis for presenting the significant effects of the transactions contemplated thereby and such adjustments give appropriate effect to such assumptions and are properly applied in such financial statements.

     (c) The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the four-year period ending December 31, 2000, giving effect to the consummation of the Transactions (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections and without any representation or warranty that the projected results will be achieved.

     (d) Upon consummation of the Transactions and as of the Closing Date:

           (i) The fair saleable value of the assets of the Borrower and each of its Subsidiaries, on a stand-alone basis, exceeds the amount that will reasonably be required to be paid on or in respect of the existing debts and other liabilities (including Contingent Obligations) of such Person as they mature.

           (ii) The assets of each of the Borrower and each of its Subsidiaries, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as conducted as of the Closing Date and as proposed to be conducted, including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted and to be conducted by such Person, and the availability of capital in respect thereof (with reference, without limitation, to the Projections).

           (iii) The Borrower does not intend to, and does not intend to permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). As of the Closing Date, the anticipated cash flow of the Borrower and each of its Subsidiaries, after taking into account all presently anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of each such Person when such amounts are, as anticipated as of the Closing Date, required to be paid.

           (iv) The Borrower does not intend, and does not believe, that final judgments against any of the Borrower or its Subsidiaries in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The anticipated cash flow of the Borrower and each of its Subsidiaries, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in clause (iii) of this SECTION 5.10(D)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

     5.11 Ownership of Properties.  Each Credit Party (i) has good and
          -----------------------
marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION 5.10(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens, and other than encumbrances or restrictions that could not reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.11 lists, as of the Closing Date, all real property leasehold interests of each Credit Party, indicating in each case the identity of the owner, the nature of the leased premises and the address of the property. As of the Closing Date, no Credit Party owns any fee interest in any real property.

      5.12 ERISA.  Each Plan is and has been administered in compliance in all
           -----
material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code.
No ERISA Event has occurred and is continuing or, to the knowledge of Parent or the Borrower, is reasonably expected to occur with respect to any Plan, in either case that could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

      5.13 Environmental Matters.  (a)  No Hazardous Substances are or have been
           ---------------------
generated, used, located, released, treated, disposed of or stored by any Credit Party or, to the knowledge of Parent or the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of any Credit Party, except as could not reasonably be expected to have a Material Adverse Effect, and no portion of any such real property or, to the knowledge of Parent or the Borrower, any other real property at any time leased, owned or operated by any Credit Party, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of any Credit Party has been or is presently the subject of an environmental audit, assessment or remedial action, except for any such contamination, audit, assessment or remedial action that could not reasonably be expected to have a Material Adverse Effect.

     (b) No portion of any real property leased or owned by any Credit Party as of the Closing Date has been used by a Credit Party or, to the knowledge of Parent or the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by any Credit Party has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal or state list) of sites subject to possible environmental problems; and there are not, and to Parent or the Borrower's knowledge have never been, any underground or above-ground storage tanks situated on any real property currently leased or owned by any Credit Party.

     (c) Each Credit Party has obtained all licenses and permits under Environmental Laws necessary to their respective operations, and all such licenses and permits are being maintained in good standing, and each Credit Party is in compliance with all material terms and conditions of such licenses and permits, except for any such failure to obtain, maintain or comply which could not reasonably be expected to have a Material Adverse Effect.

     (d) No Credit Party has received (i) any notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any claim relating to any Hazardous Materials except as could not reasonably be expected to have a Material Adverse Effect or (ii) any letter or request for information under Section 104 of the Comprehensive

Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of Parent or the Borrower's knowledge, no Credit Party is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any real property occupied by such Person or at any other location except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     (e) No Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     (f) No Credit Party nor any of its respective properties or operations is subject to any outstanding written order or agreement with any governmental authority or private party relating to (i) any actual or potential violation of or liability under any Environmental Laws or (ii) any Environmental Claims, except for such of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     (g) No Credit Party or, to the best of Parent or the Borrower's knowledge, any predecessor of any Credit Party, has filed any notice under any Environmental Law indicating past or present ownership or operation of a hazardous waste treatment, storage or disposal facility, as defined under 40 C.F.R. Parts 260-270 or any state equivalent.

     (h) No Lien in favor of any Person relating to or in connection with any Environmental Claim has attached to any property currently owned by any Credit Party, except for any such Lien which could not reasonably be expected to have a Material Adverse Effect.

     (i) All activities and operations of each Credit Party are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. No Credit Party is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, in either case with respect to any actual, alleged or threatened Environmental Claims that, if adversely determined, could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

     (j) To Parent or the Borrower's knowledge, no event or condition has occurred which may interfere with present compliance by any Credit Party with any Environmental Law, or which may give rise to any liability of any Credit Party under any Environmental Law, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     5.14 Compliance With Governing Documents, Decrees and Laws.  (a)  No
          -----------------------------------------------------
Credit Party is in violation of (i) its articles of incorporation, articles of organization, bylaws, operating agreement or any other organizational documents or (ii) any order, decree or judgment of any Governmental Authority having jurisdiction over any such Person.

     (b) Each Credit Party has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of

Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

      5.15 Labor Relations.  Except as could not reasonably be expected to have
           ---------------
a Material Adverse Effect: (a) no Credit Party is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended; (b) there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of Parent or the Borrower, threatened against any Credit Party, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of Parent or the Borrower, threatened against any Credit Party and
(iii) to the knowledge of Parent or the Borrower, no petition for certification or union election or union organizing activities with respect to any Credit Party; and (c) neither Parent nor the Borrower is aware of any existing or imminent labor disturbance by the employees of any Credit Party's principal suppliers, manufacturers or customers.

      5.16 Regulated Industries.  No Credit Party is (i) an "investment
           --------------------
company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act.

      5.17 Insurance.  SCHEDULE 5.17 sets forth a summary (that is true and
           ---------
correct in all material respects) of all insurance policies or arrangements carried or maintained by any Credit Party as of the Closing Date. The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies of established repute engaged in the same or similar businesses and under policies issued by insurers of recognized responsibility.

      5.18 Certain Contracts.  SCHEDULE 5.18 lists, as of the Closing Date and
           -----------------
after giving effect to the Transactions, each contract, agreement or commitment, written or oral, to which any Credit Party is a party, by which any of them or their respective properties is bound or to which any of them is subject and that
(i) relates to employment of senior executives of a Credit Party or labor matters, (ii) evidences Funded Debt of a Credit Party, or (iii) the termination of which by any party or the breach of which by a Credit Party could reasonably be expected to have a Material Adverse Effect, in each case other than purchase orders in the ordinary course of business and the Credit Documents, and also indicates the parties, subject matter and term thereof. As of the Closing Date, each such contract is in full force and effect, and no Credit Party or, to the knowledge of Parent or the Borrower, any other party thereto, is in default under any such contract.

      5.19 Capitalization.  As of the Closing Date and after giving effect to
           --------------
the Transactions, the capitalization of each Credit Party (other than Parent) is set forth on SCHEDULE 5.19. All issued and outstanding Capital Stock of the Borrower and each Subsidiary has been duly authorized and validly issued and, to the extent applicable, is fully paid and nonassessable. As of the Closing Date after giving effect to the Transactions and other than with respect to the Capital Stock of Parent, there will be no outstanding securities convertible into or exchangeable for Capital Stock of any Credit Party or options, warrants or other rights to purchase or subscribe for Capital Stock of any Credit

Party or contracts, commitments, agreements, understandings or arrangements of any kind to which any Credit Party is a party relating to the issuance of any Capital Stock of such Credit Party, any such convertible or exchangeable securities or any such options, warrants or rights. As of the Closing Date, no stockholder or member of the Borrower or any of its Subsidiaries has any preemptive rights to subscribe for any additional equity securities of such Credit Party. Any issuance and sale of Capital Stock of the Borrower or any Subsidiary, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom. The Initial Public Offering, when consummated, will constitute a "Qualified IPO" within the meaning of such term under the Securityholders Agreement.

      5.20 Security Documents.  The provisions of each of the Security Documents
           ------------------
(whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each Credit Party that is a party thereto in and to the Collateral purported to be pledged by such Credit Party thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, (iv) in the case of uncertificated securities, compliance with
Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, and (v) the possession by the Administrative Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of each such Credit Party in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     Each of Parent and the Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

      6.1 Financial Statements.  Parent will deliver to each Lender:
          --------------------

     (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ended September 30, 1997, (i) unaudited consolidated balance sheets of Parent and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows for Parent and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter and (ii) if applicable, Parent's quarterly report on Form 10-Q for such quarterly period;

     (b) As soon as available and in any event within 100 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, (i) an audited consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for Parent and its Subsidiaries for the fiscal year then ended, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail, together with (y) a report thereon by Ernst & Young, LLP or another certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders that is not qualified as to going concern or scope of audit and to the effect that (A) such financial statements present fairly the consolidated financial condition and results of operations of Parent and its Subsidiaries as of the dates and for the periods indicated in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year and (B) the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of Parent and its Subsidiaries, such accountants obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by
             --------  -------
reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) if applicable, Parent's annual report on Form 10-K for such year; and

     (c) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of each fiscal year, beginning with the fiscal quarter ended September 30, 1997, unaudited statements of profit and loss (listing revenues, contribution profit and circulation figures) for each of the top twenty publications (ranked by revenues) of the Borrower and its Subsidiaries (and to the extent not already included in such group, the Scheduled Titles) for such fiscal quarter.

      6.2 Other Business and Financial Information.  Parent will deliver to each
          ----------------------------------------
Lender:

     (a) Concurrently with each delivery of the financial statements described in SECTION 6.1(a) or SECTION 6.1(b), a Compliance Certificate in the form of EXHIBIT J with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of Parent, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in SECTIONS 7.1 through 7.3 as of the last day of the period covered by such financial statements;

     (b) As soon as available and in any event within thirty (30) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, a consolidated operating budget for Parent and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), together with a certificate of a Financial Officer of Parent to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of Parent and its Subsidiaries for the period covered thereby and that such Financial Officer has no reason to believe such budget is misleading in any material respect in light of the circumstances existing at the time of preparation or delivery thereof (but without representation or warranty that the results reflected therein will actually be achieved); and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

     (c) Promptly upon receipt thereof, copies of all reports in final form (other than reports of a routine or ministerial nature which are not material) submitted to Parent by its independent certified public accountants in connection with each annual, interim or special audit, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit, and promptly upon completion thereof, any response reports from Parent in respect thereof;

     (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that Parent shall send or make available generally to its stockholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that Parent or the Borrower shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange and (iii) all press releases and other statements made available generally by Parent or any of its Subsidiaries to the public concerning material developments in the business of Parent or any of its Subsidiaries;

     (e) Promptly upon (and in any event within five (5) Business Days after) a Responsible Officer obtains knowledge thereof, written notice of any of the following:

           (i) the occurrence of any Default or Event of Default or of any condition or event that would be required to be disclosed in a current report filed with the Commission on Form 8-K (whether or not Parent is required to file such reports under the Exchange Act), together with a written statement of a Responsible Officer of Parent specifying the nature and period of existence of such event or condition and the action that Parent has taken, is taking and proposes to take with respect thereto;

           (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting Parent or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that seeks to enjoin or otherwise prevent the consummation of, or to recover damages or obtain relief as a result of, any of the Transactions, or that could, if adversely determined, be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 5.5 or this SECTION 6.3(e)(ii);

           (iii) the receipt by Parent or any of its Subsidiaries from any Governmental Authority of any notice asserting any failure by Parent or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against Parent or such Subsidiary or sets forth circumstances that, if taken or adversely determined, could be reasonably expected to have a Material Adverse Effect;

           (iv) the occurrence of any ERISA Event that could be reasonably expected to have a Material Adverse Effect, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken, is taking and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

          (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any material contract or agreement to which Parent or any of its Subsidiaries is a party, the termination or cancellation of which could be reasonably expected to have a Material Adverse Effect;

          (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting Parent, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by Parent or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by Parent, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by Parent or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same could be reasonably expected to have a Material Adverse Effect; and

          (vii) any other matter or event that has, or could be reasonably expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of Parent setting forth the nature and period of existence thereof and the action that Parent has taken, is taking and proposes to take with respect thereto;

     (f) At the same time provided to the holders of the Subordinated Notes (or of any debt securities in respect of any Permitted Refinancing Indebtedness), any information provided to such holders pursuant to Section 4.02 of the Subordinated Note Indenture (or pursuant to any similar provisions of any agreement or instrument in respect of such Permitted Refinancing Indebtedness);

     (g) Not later than the last day of each fiscal year of Parent, a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Parent and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

     (h) Promptly after the availability thereof, copies of all material amendments to the articles of incorporation or organization, bylaws, operating agreement or other organizational documents of Parent or any of its Subsidiaries; and

     (i) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of Parent or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA, and including any statements, audits or other reports submitted by or on behalf of Parent or any of its Subsidiaries to any state Governmental Authority) as the Administrative Agent or any Lender may from time to time reasonably request.

      6.3 Existence; Franchises; Maintenance of Properties.  Parent will, and
          ------------------------------------------------
will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its limited liability company or corporate existence, as applicable, except as expressly permitted otherwise by SECTION 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

      6.4 Compliance with Laws.  Parent will, and will cause each of its
          --------------------
Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not be reasonably expected to have a Material Adverse Effect.

      6.5 Payment of Obligations.  Parent will, and will cause each of its
          ----------------------
Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so could not be reasonably expected to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of Parent or any of its Subsidiaries; provided, however, that neither Parent nor
                                   --------  -------
any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which Parent or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

      6.6 Insurance.  Parent will, and will cause each of its Subsidiaries to,
          ---------
maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies of established reputation engaged in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

      6.7 Maintenance of Books and Records; Inspection.  Parent will, and will
          --------------------------------------------
cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries in all material respects shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to Parent or the Borrower, the independent public accountants of Parent and its Subsidiaries (and by this provision Parent authorizes such accountants, in the presence of a Responsible Officer, to discuss the finances and affairs of

Parent and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

      6.8  Permitted Acquisitions.  (a)  Subject to the provisions of subsection
           ----------------------
(b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted Acquisition:
              --------

           (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

           (ii) the Acquisition Amount with respect thereto (to the extent paid or payable in cash (other than cash contributed to Parent (or paid to Parent in respect of the issuance or sale of Capital Stock of Parent) by any of the Permitted Holders and thereafter contributed by Parent to the Borrower specifically for the purpose of paying all or a portion of the Acquisition Amount, and which is in fact used solely for such purpose ("Designated Acquisition Funds")) and/or by the assumption of Indebtedness) shall not exceed $100,000,000.

     (b) The Borrower shall have delivered to the Administrative Agent and each Lender the items listed in clauses (i) and (ii) below not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $10,000,000, and the items listed in clauses (iii) and (iv) below not less than three (3) Business Days prior thereto:

           (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

           (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

           (iii) consolidated projected income statements of Parent and its Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the three-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

           (iv) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of Parent, setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this SECTION 6.8, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, Parent will be in compliance with the financial covenants contained in SECTIONS 7.1 through 7.3, such compliance to be determined as of the last day of the fiscal quarter then most recently ended with regard to calculations made on a pro forma basis in
                                                          --- -----
     accordance with Generally Accepted Accounting Principles as if each Target had been consolidated with Parent for those periods applicable to SECTION
     6.8 and such covenants (such calculations to be attached to the certificate), (y) Parent believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, Parent believes in good faith that it will have sufficient availability under the Commitments to meet its ongoing working capital requirements.

     (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved by the Required Lenders) all conditions thereto set forth in this
SECTION 6.8 and in the description furnished under clause (i) of subsection (b) above have been satisfied in all material respects, that the same is permitted in accordance with the terms of this Agreement and that the matters certified to by the Financial Officer of Parent in the certificate referred to in clause (iv) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 4.2 and 9.1.

      6.9 Creation or Acquisition of Subsidiaries.  Subject to the provisions of
          ---------------------------------------
SECTION 8.5, the Borrower may from time to time create or acquire new Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Subsidiaries of the Borrower may create or acquire new Subsidiaries, provided
                                                                     --------
that:

     (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary (unless such Subsidiary is a Designated Non-Guarantor Subsidiary) will execute and deliver to the Administrative Agent (i) a Subsidiaries Guaranty (or an appropriate joinder to an existing Subsidiaries Guaranty), pursuant to which such new Subsidiary shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents, and (ii) a Subsidiaries Pledge and Security Agreement (or an appropriate joinder to an existing Subsidiaries Pledge and Security Agreement), pursuant to which such new Subsidiary shall grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Subsidiaries Guaranty, subject only to Permitted Liens;

     (b) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by the Borrower, the Borrower will execute and deliver to the Administrative Agent an appropriate amendment or supplement to the Borrower Pledge and Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Subsidiaries Pledge and Security Agreement, pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank (provided that no more
                                                       --------
than 65% of the Capital Stock of any Foreign Subsidiary shall be required to be pledged pursuant to this subsection (b)); and

     (c) As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above. In the event of a sale or other disposition of the Capital Stock of any Subsidiary Guarantor in a transaction expressly permitted by or pursuant to this Agreement or any other applicable Credit Document, such Subsidiary Guarantor shall be released from its obligations under the applicable Subsidiaries Guaranty, Subsidiaries Pledge and Security Agreement and any other Security Documents to which it is a party, the security interest of the Administrative Agent in the Collateral of such Subsidiary Guarantor pledged thereunder shall be released, and in connection therewith the Administrative Agent, at the request and expense of the Borrower, will execute and deliver to such Subsidiary Guarantor such documents and instruments evidencing such release or termination as the Borrower may reasonably request.

      6.10 Additional Security; Further Assurances.  (a)  The Borrower will, and
           ---------------------------------------
will cause each of its Subsidiaries (other than any Designated Non-Guarantor Subsidiaries) to, grant to the Administrative Agent from time to time security interests, Liens and mortgages in and upon such assets and properties of the Borrower or such Subsidiary as are not covered by the Security Documents executed and delivered on the Closing Date or pursuant to SECTION 6.9 and as may be reasonably requested from time to time by the Required Lenders (including, without limitation, Liens on assets acquired by the Borrower or a Subsidiary in connection with any Permitted Acquisition). Such security interests, Liens and mortgages shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Required Lenders and shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any mortgage or deed of trust with respect to any interest in real property, the Borrower will, and will cause each applicable Subsidiary to, at the Borrower's expense, prepare, obtain and deliver to the Administrative Agent any environmental assessments, appraisals, surveys, title insurance and other matters or documents as the Administrative Agent may reasonably request or as may be required under applicable banking laws and regulations.

     (b) Parent will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required

Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

     6.11 Consents.  The Borrower shall use its best efforts to obtain duly
          --------
executed consents, in form and substance satisfactory to the Administrative Agent, to the grant of a security interest by the Borrower pursuant to the Borrower Pledge and Security Agreement in each contract listed on Annex D thereto for which a consent has not previously been furnished as required by the terms of such contract.

     6.12 Year 2000.  Parent will, and will cause each of its Subsidiaries to,
          ---------
take all necessary action to ensure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrative Agent, Parent will provide to the Administrative Agent evidence acceptable to the Administrative Agent of Parent's Year 2000 compatibility.

     6.13 Post-Closing Transactions.  Parent will, on or prior to December 31,
          -------------------------
1997 and in accordance with the provisions of SECTION 8.1, (i) cause PIC to be merged with and into Parent or Holdings and (ii) cause Holdings to be merged with and into the Borrower, and in connection therewith will take all such actions as may be reasonably requested by the Administrative Agent, including the execution of an amendment to the Parent Pledge and Security Agreement reflecting the Parent's ownership and pledge to the Administrative Agent of all of the outstanding membership interests in the Borrower; provided, however, that
                                                         --------  -------
Parent will not cause Holdings to be merged with and into the Borrower prior to the merger of PIC with and into Parent or Holdings or otherwise cause or permit PIC to become the direct owner of any of the outstanding membership interests in the Borrower.


                                  ARTICLE VII

                              FINANCIAL COVENANTS

     Each of Parent and the Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

      7.1 Leverage Ratio.  Parent will not permit the Leverage Ratio as of the
          --------------
last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

         Date                                Leverage Ratio
         ----                                --------------

         September 30, 1997 through
            December 31, 1998                  4.50 : 1.0

         January 1, 1999 through
            December 31, 2000                  4.00 : 1.0

         January 1, 2001 through
            December 31, 2001                  3.75 : 1.0

         Thereafter                            3.50 : 1.0

     7.2 Interest Coverage Ratio. Parent will not permit the Interest Coverage
         -----------------------
Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

         Date                           Interest Coverage Ratio
         ----                           -----------------------
         September 30, 1997 through
            September 30, 1998                 2.00 : 1.0

         October 1, 1998 through
            September 30, 1999                 2.25 : 1.0

         Thereafter                            2.50 : 1.0

      7.3 Fixed Charge Coverage Ratio.  Parent will not permit the Fixed Charge
          ---------------------------
Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ended September 30, 1997, to be less than 1.10 : 1.0.


                                 ARTICLE VIII

                               NEGATIVE COVENANTS

     Each of Parent and the Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

      8.1 Merger; Consolidation.  Parent will not, and will not permit or cause
          ---------------------
any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:
--------  -------

             (i) the Borrower may merge or consolidate with another Person so long as (w) the Borrower is the surviving entity, (x) if such other Person is a Subsidiary of the Borrower immediately prior to giving effect thereto, the aggregate of any cash or other assets of the Borrower or any of its Subsidiaries received as consideration pursuant to such transaction by Persons other than the Borrower or a Wholly Owned Subsidiary of the Borrower shall be deemed to constitute an Investment made by the Borrower pursuant to clause (xiii) of SECTION 8.5,
     (y) if such other Person is not a Subsidiary of the Borrower immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.8 and 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

             (ii) any Subsidiary of the Borrower may merge or consolidate with another Person so long as (w) the surviving entity is the Borrower or a Subsidiary Guarantor (which may be the acquired entity), (x) if such other Person is a Subsidiary of the Borrower immediately prior to giving effect thereto, the aggregate of any cash or other assets of the Borrower or any of its Subsidiaries received as consideration pursuant to such transaction by Persons other than the Borrower or a Wholly Owned Subsidiary of the Borrower shall be deemed to constitute an Investment made by the Borrower pursuant to clause (xiii) of SECTION 8.5, (y) if such other Person is not a Subsidiary of the Borrower immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 6.8 and 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

             (iii) Holdings may merge with and into the Borrower so long as (y) the Borrower is the surviving entity, and (z) no Person other than Parent or a Wholly Owned Subsidiary receives any consideration; and

             (iv)   PIC may merge with and into Parent or Holdings so long as
     (y) Parent or Holdings, as the case may be, is the surviving entity, and
     (z) no Person other than Parent or a Wholly Owned Subsidiary receives any consideration.

      8.2 Indebtedness.  Parent will not, and will not permit or cause any of
          ------------
its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

             (i) Indebtedness incurred under this Agreement, the Notes, the Parent Guaranty and any Subsidiaries Guaranty;

             (ii) Indebtedness of the Borrower under the Subordinated Notes, in an aggregate principal amount at any time outstanding not to exceed $100,000,000 from and after the Closing Date (less the principal amount of any permitted payment, prepayment or redemption, including the principal amount of the Subordinated Note Redemption, if effected), and any Permitted Refinancing Indebtedness;

             (iii) the subordinated guarantees of the Subordinated Notes by the Guarantors (as defined in the Subordinated Note Indenture) as set forth in the Subordinated Note Indenture, which guarantees are subordinated to the guarantees of the Obligations to at least the same extent and in the same manner as the Subordinated Notes are subordinated to the Obligations, and subordinated guarantees of the Permitted Refinancing Indebtedness, which guarantees are subordinated to the guarantees of the Obligations to at least the same extent and in the same manner as the Permitted Refinancing Indebtedness is subordinated to the Obligations;

             (iv) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid within thirty (30) days of when due except to the extent being contested in good faith and by appropriate proceedings;

             (v) loans and advances by Parent, the Borrower or any Subsidiary Guarantors to the Borrower or any other Subsidiary Guarantor, or by any Subsidiary Guarantor to Parent or the Borrower, provided that any such loan
                                                     --------
     or advance is subordinated in right and time of payment to the Obligations and is evidenced by a promissory note, in form and substance satisfactory to the Administrative Agent, pledged to the Administrative Agent pursuant to the Security Documents;

             (vi) Indebtedness of the Borrower under Interest Rate Protection Agreements entered into for the purpose of hedging interest rate risk and not for speculation;

             (vii) Indebtedness under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

             (viii) Indebtedness of the type described in, and secured by Liens of the type described in, clauses (iv) and (v) of SECTION 8.3;

             (ix) Indebtedness consisting of guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

             (x) Indebtedness of Parent in an aggregate principal amount not exceeding $5,000,000 outstanding at any time issued to repurchase its Capital Stock from former management employees in connection with their termination or departure, which repurchases are permitted under SECTION 8.6 (provided that such Indebtedness is subordinated in right and time of
      --------
     payment to the Obligations on terms and conditions satisfactory to the Administrative Agent in its sole discretion); and

             (xi) Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations ("Purchase Money Indebtedness") and any refinancings, renewals or replacements of any such Purchase Money Indebtedness (subject to the limitations on the principal amount thereof set forth in this clause (xi)), and other Indebtedness of Parent and its Subsidiaries that is unsecured (other than Indebtedness specified in clauses (i) through (x) above), which Purchase Money Indebtedness and other unsecured Indebtedness shall not exceed $10,000,000 in the aggregate at any time.

      8.3  Liens.  Parent will not, and will not permit or cause any of its
           -----
Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

             (i)   Liens created under the Security Documents;

             (ii)  Liens in existence on the Closing Date and set forth on
     SCHEDULE 8.3;

             (iii) Liens imposed by law with respect to property or assets of the Borrower and its Subsidiaries, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (if so required);

             (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 9.1(j)) with respect to property or assets of the Borrower and its Subsidiaries incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

             (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (if so required);

             (vi) Liens securing the Purchase Money Indebtedness permitted under clause (xi) of SECTION 8.2, provided that the aggregate principal
                                       --------
     amount at any time outstanding of all Indebtedness secured by such Liens, when combined with the aggregate amount of all other unsecured Indebtedness outstanding at such time incurred pursuant to clause (xi) of SECTION 8.2, does not exceed $10,000,000, and provided further that any such Lien (i)
                                      -------- -------
     shall attach to such property concurrently with or within twenty (20) days after the acquisition thereof by the Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (iii) shall not encumber any other property of the Borrower or any of its Subsidiaries; and the replacement, extension or renewal of any such Lien, provided that
                                                                 --------
     such replacement, extension or renewal Lien shall not extend to or cover any property other than the property subject to such Lien immediately prior to such replacement, extension or renewal, and provided further that the
                                                    -------- -------
     Indebtedness secured by such replacement, extension or renewal Lien is permitted under this Agreement;

             (vii) any attachment or judgment Lien not constituting an Event of Default under SECTION 9.1(i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles (if so required);

           (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases;

           (ix) Liens arising by operation of law in favor of depositary banks and collecting banks, incurred in the ordinary course of business;

           (x) Liens consisting of restrictions on the transfer of securities pursuant to applicable federal and state securities laws;

           (xi) interests of lessors and licensors under leases and licenses to which the Borrower or any of its Subsidiaries is a party;

           (xii) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

           (xiii) Liens in favor of the trustee or agent under the Subordinated
     Note Indenture or any other agreement or indenture relating to Indebtedness of the Borrower permitted under clause (ii) of SECTION 8.2, covering sums required to be deposited with such trustee or agent thereunder.

      8.4 Disposition of Assets.  Parent will not, and will not permit or cause
          ---------------------
any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by Parent or any Subsidiary as lessee of any asset that has been sold or transferred by Parent or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

             (i) sales of inventory and licenses or leases of intellectual property and other assets by the Borrower and its Subsidiaries, in each case in the ordinary course of business;

             (ii) the sale or exchange by the Borrower or any of its Subsidiaries of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

             (iii) the sale or other disposition of any or all right, title and interest of the Borrower and its Subsidiaries in and to the assets and properties (other than cash) directly associated with the publications listed in SCHEDULE 8.4 (such assets and properties, collectively, the "Scheduled Titles"), and the sale or other disposition of any Investments made by the contribution of any of the Scheduled Titles to a joint venture, partnership or other Person (which may be a Subsidiary) as permitted by clause (xiii) of SECTION 8.5, in each case provided that, in the good faith judgment of the Borrower, fair value
          --------
     is received in exchange for such sale or other disposition;

             (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary of the Borrower if, immediately after giving effect thereto, no Default or Event of Default would exist; and

              (v) the sale or disposition of assets by Parent or any of its Subsidiaries outside the ordinary course of business for cash, provided
                                                                    --------
     that (w) the Net Cash Proceeds from such sales or dispositions, when aggregated with the Net Cash Proceeds from all other sales and dispositions not otherwise specifically permitted under this SECTION 8.4 that are consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, do not exceed $10,000,000 in the aggregate for Parent and its Subsidiaries, (x) to the extent not theretofore expended or committed to be expended within a reasonable period to acquire assets or properties or otherwise reinvested in the businesses of the Borrower, such Net Cash Proceeds are delivered to the Administrative Agent within 180 days after receipt thereof for application in prepayment of the Loans in accordance with the provisions of
     SECTION 2.6(e), (y) in no event shall Parent or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary (other than a Subsidiary to which the Borrower has contributed no assets or properties other than assets consisting of Scheduled Titles), and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

      8.5 Investments.  Parent will not, and will not permit or cause any of its
          -----------
Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

            (i)   Investments in Cash Equivalents;

            (ii) Investments consisting of (a) purchases and acquisitions of inventory, supplies, materials and equipment, or (b) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business,

            (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

            (iv) without duplication, Investments consisting of Indebtedness permitted under clause (v) of SECTION 8.2;

            (v)   Investments existing on the Closing Date and described in
     SCHEDULE 8.5;

           (vi) Investments of the Borrower under Interest Rate Protection Agreements entered into for the purpose of hedging interest rate risk and not for speculation;

           (vii) Investments under Commodity Hedge Agreements entered into in the ordinary course of business consistent with reasonable business requirements and not for speculation;

           (viii) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

           (ix) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by Parent and Holdings in the Borrower, (b) by the Borrower or any Subsidiary in any other Subsidiary that is (or after giving effect to such Investment will be) a Subsidiary Guarantor, and (c) by any Subsidiary in the Borrower;

           (x)    Permitted Acquisitions;

           (xi) Investments of Parent contemplated by the activities described in SECTION 8.8(b);

           (xii) Investments of the Borrower and its Subsidiaries consisting of the licensing of publication titles and other assets pursuant to joint marketing arrangements with other Persons;

           (xiii) Investments (other than Investments specified in clauses (i) through (xii) above) of the Borrower and its Subsidiaries in an aggregate amount, as valued at the time each such Investment is made, not exceeding $5,000,000 for all such Investments from and after the Closing Date (which Investments may include, without limitation, (a) Investments in Foreign Subsidiaries and other Designated Non-Guarantor Subsidiaries, (b) Investments consisting of the contribution by the Borrower to partnerships, joint ventures or other Persons (including Subsidiaries) of the Scheduled Titles and any additional Investments in such Persons, and (c) cash or other assets of the Borrower or any of its Subsidiaries received as consideration by any Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower in a transaction permitted by SECTION 8.1);

           (xiv)  Investments in Capital Stock of Parent permitted under clause
     (v) of SECTION 8.6;

           (xv)   Permitted Subordinated Note Repurchases;

           (xvi) Investments in the Borrower or any Subsidiary consisting of Designated Acquisition Funds; and

           (xvii) Investments existing as of the Closing Date by Parent in PIC and by the Borrower in Petersen Capital Corp.

      8.6 Restricted Payments.  (a)  Parent will not, and will not permit or
          -------------------
cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

           (i) any Credit Party may declare and make dividend payments or other distributions payable solely in its Qualified Capital Stock (provided
                                                                        --------
     that, in the case of any such dividends or distributions by the Borrower or any of its Subsidiaries, such Capital Stock is pledged to the Administrative Agent pursuant to the Borrower Pledge and Security Agreement, the Parent Pledge and Security Agreement or a Subsidiaries Pledge and Security Agreement, as applicable);

           (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law;

           (iii) the Borrower may declare and make cash dividend payments to Holdings and Parent from time to time in amounts necessary to enable Parent to pay required federal, state and local income taxes in respect of that portion of its consolidated earnings attributable to the operations of the Borrower and its Subsidiaries; provided, however, that the Borrower shall
                                    --------  -------
     not make any dividends or distributions under this clause (iii) unless, at the time made, the payment of such dividend or distribution is permitted under the Subordinated Note Indenture (or under any applicable agreement or instrument relating to any Permitted Refinancing Indebtedness) and the Borrower complies with all applicable conditions and requirements thereunder;

           (iv) so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make dividend payments or other distributions of cash to Parent in an amount not in excess of (y) $1,000,000 per fiscal year solely for the purpose of paying fees and expenses of the Credit Parties, including directors' fees, less
     (z) the amount of any management, advisory, consulting and similar fees paid by the Borrower to Willis Stein and its Affiliates during such fiscal year; provided that the Borrower may make further dividends and
           --------
     distributions for such purpose under this clause (iv) from time to time, in an aggregate amount (including the $1,000,000 amount set forth in clause
     (y) above) not to exceed $2,500,000 during any fiscal year (less the aggregate amount of payments during such fiscal year described under clause
     (z) above) if, at the time made, the payment of such dividend or distribution is permitted under the Subordinated Note Indenture (or under any applicable agreement or instrument relating to any Permitted Refinancing Indebtedness) and the Borrower complies with all applicable conditions and requirements thereunder; and

           (v) so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom, (y) Parent may repurchase its Capital Stock from former management employees in connection with their termination or departure, in an aggregate amount not to exceed $12,500,000 for all such repurchases from and after the Closing Date, and (z) the Borrower may make dividend payments or other distributions of cash to Parent for the purpose of effecting such repurchases; provided, however,
                                                           --------  -------
     that the Borrower shall not make any dividends or distributions under clause (z) above unless, at the time made, the payment of such dividend or distribution is permitted under the Subordinated Note Indenture (or under any applicable agreement or instrument relating to any Permitted Refinancing Indebtedness) and the Borrower complies with all applicable conditions and requirements thereunder.

     (b) Parent will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of, the Subordinated Notes or any Permitted Refinancing Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes, other than (i) the Subordinated Note Redemption,
(ii) Permitted Subordinated Note Repurchases and (iii) the repayment and redemption of the Subordinated Notes (or any Permitted Refinancing Indebtedness) with the proceeds from the subsequent issuance of Permitted Refinancing Indebtedness.

      8.7  Transactions with Affiliates.  Parent will not, and will not permit
           ----------------------------
or cause any of its Subsidiaries to, enter into any material transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of Parent or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of Parent or such Subsidiary; provided,
                                                                    --------
however, that nothing contained in this Section shall prohibit:
-------

           (i) transactions described on SCHEDULE 8.7 or otherwise expressly permitted under this Agreement;

           (ii) transactions among any of Parent and its Wholly Owned Subsidiaries;

           (iii) the consummation on the Closing Date of the Transactions; and

           (iv) transactions after the Closing Date that are expressly contemplated by the Securities Purchase Agreement and the Securityholders Agreement (including any registration rights described therein) and that are not prohibited by any other provision of this Agreement or any other Credit Document, provided that the aggregate management, advisory,
                      --------
     consulting and similar fees paid by the Borrower to Willis Stein and its Affiliates pursuant to the Securities Purchase Agreement or otherwise shall not exceed (y) $1,000,000 during any fiscal year less (z) the amount of any distributions made by the Borrower during such fiscal year pursuant to
     SECTION 8.6(a)(iv), and provided further that any such fees may accrue but
                             -------- -------
     shall not be paid by the Borrower at any time after the occurrence and during the continuance of a Default or Event of Default.

      8.8 Lines of Business.  (a)  The Borrower will not, and will not permit or
          -----------------
cause any of its Subsidiaries to, engage in any businesses other than the publication, sale, distribution and licensing of publications and brand names, copyrights, patents, servicemarks and trademarks for the conduct of a publishing, programming, events and media business (including, without limitation, electronic media), and including new or additional publications, media, programming or events and the business and activities ancillary thereto (the "Permitted Lines of Business").

     (b) Parent will not engage in any business or activity other than (i) the ownership of equity interests in the Borrower and Holdings and the exercise of rights and performance of obligations in connection therewith, (ii) the entry into, and exercise of rights and performance of obligations in respect of, (A) this Agreement, the Parent Guaranty and any other Credit Documents to which it is or may become a party, (B) contracts and agreements with or for the benefit of officers, directors and employees of it or any Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements and (D) equity subscription agreements, registration rights agreements, warrant agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, (iii) the offering, issuance and sale of its equity securities to the extent such offering, issuance or sale does not constitute a Default or Event of Default,
(iv) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws,
(v) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (vi) the performance of contractual obligations not otherwise prohibited hereunder, (vii) the incurrence and payment of its business and operating expenses and any taxes for which it may be liable, and (viii) other activities reasonably incidental or related to the foregoing. Parent will not, directly or indirectly, create or own any Subsidiary other than (y) the Borrower and its Subsidiaries permitted hereunder and (z) subject to the provisions of SECTION 6.13, PIC and Holdings.

      8.9 Certain Amendments.  Parent will not, and will not permit or cause any
          ------------------
of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Subordinated Notes, the Subordinated Note Indenture or any other agreement or instrument evidencing or governing any Indebtedness permitted under clause (ii) of SECTION 8.2, the effect of which would be to (a) increase the principal amount due thereunder,
(b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles of organization, certificate of incorporation, limited liability company operating agreement or bylaws, as applicable, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to materially and adversely affect the Lenders.

      8.10 Limitation on Certain Restrictions.  Parent will not, and will not
           ----------------------------------
permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the right of any Credit Party to perform and comply with its obligations under the Credit Documents or (ii) the right of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary of the Borrower, to make loans or advances to the Borrower or any other Subsidiary of the Borrower, or to transfer any of its assets or properties to the Borrower or any other Subsidiary of the Borrower, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) applicable Requirements of Law, (iii) customary non-assignment provisions in any lease governing a leasehold interest, (iv) the terms of licenses or trademarks and copyrights entered into in the ordinary course of business, and (v) other contractual restrictions in respect of assets not material to the business of the Credit Parties, taken as a whole.

      8.11 No Other Negative Pledges.  Parent will not, and will not permit or
           -------------------------
cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) the Subordinated Note Indenture, (iii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iv) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business, (v) interests of licensors in licenses entered into by the Borrower or any of its Subsidiaries as licensee in the ordinary course of business, and (vi) restrictions on assignability in other contracts not material to the business of the Credit Parties, taken as a whole.

      8.12 Fiscal Year.  Parent will not, and will not permit or cause any of
           -----------
its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

      8.13 Accounting Changes.  Parent will not, and will not permit or cause
           ------------------
any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles.

      8.14 Designated Senior Indebtedness.  The Borrower will not designate any
           ------------------------------
Indebtedness other than the Indebtedness under this Agreement as "Designated Senior Indebtedness" for purposes of the Subordinated Note Indenture or any Permitted Refinancing Indebtedness.


                                  ARTICLE IX

                               EVENTS OF DEFAULT

      9.1  Events of Default.  The occurrence of any one or more of the
           -----------------
following events shall constitute an "Event of Default":

     (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due;

     (b) The Borrower shall fail to pay any interest on any Loan, any fee or any other Obligation (other than as set forth in subsection (a) above) when due, and such failure shall continue unremedied for three (3) days;

     (c) Parent or the Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 2.14, 6.2(e)(i), 6.3(i), 6.8, 6.9, 6.13, ARTICLE VII or ARTICLE VIII;

     (d) The Borrower or any other Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections
(a), (b) and (c) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and
(ii) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

     (e) Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Credit Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

     (f) The Borrower or any other Credit Party shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (g) The Borrower or any other Credit Party (other than a Designated Non-Guarantor Subsidiary) shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (h) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (h) Any involuntary petition or case shall be filed or commenced against the Borrower or any other Credit Party (other than a Designated Non-Guarantor Subsidiary) seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $1,000,000 shall be entered or filed against the Borrower or any other Credit Party or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

     (j) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan, and such ERISA Event, together with all other ERISA Events then existing, if any, could be reasonably expected to have a Material Adverse Effect;

     (k) The Petersen License Agreement shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms in all material respects;

     (l) Any Security Document to which any Credit Party is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon any material portion of the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or pursuant to a transaction permitted under clause (iii) or (iv) of SECTION 8.1 or is due to any act or failure to act on the part of the Administrative Agent, or any Lender, or any Credit Party shall assert any of the foregoing;

     (m) The Parent Guaranty or any Subsidiaries Guaranty shall cease to be in full force and effect (unless any such cessation occurs in accordance with the terms thereof or pursuant to a transaction permitted under clause (iii) or (iv) of SECTION 8.1), or either Parent or Holdings or any Person acting on its behalf shall deny or disaffirm such Credit Party's obligations under the Parent Guaranty, or any Subsidiary or any Person acting on its behalf shall deny or disaffirm such Subsidiary's obligations under any Subsidiaries Guaranty; or

     (n) Any of the following shall occur: (i) Parent shall cease to own, directly or indirectly, 100% of the outstanding Capital Stock of the Borrower;
(ii) Parent shall cease to have, directly or indirectly, the sole right and authority to exercise control over the management of the Borrower; (iii) any Person or group of Persons acting in concert as a partnership or other group (other than the Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the beneficial owner of securities of Parent representing 30% or more of the combined voting power of the then outstanding securities of Parent ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (iv) the Board of Directors of Parent shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of Parent as of the date hereof (or their replacements approved as herein required); or (v) a Change of Control (as defined in the Subordinated Note Indenture) shall occur under the Subordinated Note Indenture or a "change of control" or similar event within the meaning of any agreement or instrument governing or evidencing Permitted Refinancing Indebtedness shall occur thereunder.

      9.2  Remedies: Termination of Commitments, Acceleration, etc.  Upon and at
           -------------------------------------------------------
any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments, the Swingline Commitment, and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default
                      --------
pursuant to SECTION 9.1(g) or SECTION 9.1(h), the Commitments, the Swingline Commitment, and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of
                        --------
Default pursuant to SECTION 9.1(g) or SECTION 9.1(h), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

     (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in
SECTION 3.9; and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

      9.3  Remedies: Set-Off.  In addition to all other rights and remedies
           -----------------
available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees to notify the Borrower promptly after any such set-off and application; provided,
                                                                     --------
however, that the failure to give such notice shall not affect the validity of
-------
such set-off and application.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

      10.1 Appointment.  Each Lender hereby irrevocably appoints and authorizes
           -----------
First Union to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

      10.2 Nature of Duties.  The Administrative Agent shall have no duties or
           ----------------
responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

      10.3 Exculpatory Provisions.  Neither the Administrative Agent nor any of
           ----------------------
its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

      10.4 Reliance by Administrative Agent.  The Administrative Agent shall be
           --------------------------------
entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

      10.5 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender
           ------------------------------------------------------
expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      10.6 Notice of Default.  The Administrative Agent shall not be deemed to
           -----------------
have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such
--------  -------
notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to SECTIONS 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative
                         --------
Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      10.7 Indemnification.  To the extent the Administrative Agent is not
           ---------------
reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for
                        --------  -------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

      10.8 The Administrative Agent in its Individual Capacity.  With respect to
           ---------------------------------------------------
its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      10.9 Successor Administrative Agent.  The Administrative Agent may resign
           ------------------------------
at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the
                                                     --------
Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

      10.10 Collateral Matters.  (a)  The Administrative Agent is hereby
            ------------------
authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

     (b) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release Collateral pursuant to this subsection (b).

      10.11 Documentation Agent, etc.  Notwithstanding any other provision of
            ------------------------
this Agreement or any of the other Credit Documents, the Documentation Agent and any Managing Agent, Co-Agent or similarly designated Lender are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

      10.12 Issuing Lender and Swingline Lender.  The provisions of this ARTICLE
            -----------------------------------
X (other than SECTION 10.9) shall apply to the Issuing Lender and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the
       ------- --------
Administrative Agent.

                                  ARTICLE XI

                                 MISCELLANEOUS

      11.1  Fees and Expenses.  The Borrower agrees (i) whether or not the
           -----------------
transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Documentation Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent and counsel to the Documentation Agent, and the allocated costs of internal counsel) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, and the allocated costs of internal counsel) in connection with any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent or any Lender, including the allocated costs of internal counsel) in connection with
(y) after the occurrence and during the continuance of an Event of Default, any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless the Administrative Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

      11.2 Indemnification.  The Borrower agrees, whether or not the
           ---------------
transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Administrative Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the
               --------  -------
right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

      11.3 Governing Law; Consent to Jurisdiction.  THIS AGREEMENT AND THE OTHER
           --------------------------------------
CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED
                                                                      --------
THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). EACH OF PARENT AND THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT, ANY LENDER, PARENT OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER, PARENT OR THE BORROWER. EACH OF PARENT AND THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. EACH OF PARENT
   --------------------
AND THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      11.4 Waiver of Jury Trial; Arbitration; Preservation and Limitation of
           -----------------------------------------------------------------
Remedies. (a)  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF
--------
PARENT, THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     (b) Upon demand of the Borrower, on the one hand, or the Administrative Agent (with the approval of the Required Lenders) on the other, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, the Administrative Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims
                 -- ---
of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Interest Rate Protection Agreements.

     (c) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

      11.5 Notices.  All notices and other communications provided for hereunder
           -------
shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

           (a) if to Parent or the Borrower, to it at 6420 Wilshire Blvd., Los Angeles, California 90048, Attention: Neal Vitale and Richard Willis, Telecopy No. (213) 782-2041;

           (b) if to the Administrative Agent, to First Union National Bank, One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services, Telecopy No.
     (704) 383-0288; and

           (c) if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to
                                  --------
the Administrative Agent shall not be effective until received by the Administrative Agent.

      11.6 Amendments, Waivers, etc.  No amendment, modification, waiver or
           ------------------------
discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment,
                         --------  -------
modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account), or (ii) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under SECTION 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations, or (unless such Letter of Credit has been fully cash collateralized or is backed by one or more letters of credit issued in favor of the Issuing Lender for the account of the Borrower on terms and by an issuer satisfactory to the Issuing Bank and the Administrative Agent) extend the expiry date of any Letter of Credit beyond the seventh day prior to the Maturity Date;

     (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase or extension), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take or approve, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral, release Parent or Holdings from the Parent Guaranty, or release any material Guarantor from a Subsidiaries Guaranty, or (iv) change any provision of SECTION 2.15 or this SECTION 11.6; and

     (c) unless agreed to by the Issuing Lender, the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender, the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents;
and provided further that the Fee Letter and any Interest Rate Protection
    -------- -------
Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

      11.7 Assignments, Participations.  (a)  Each Lender may assign to one or
           ---------------------------
more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided,
                                                               --------
however, that (i) any such assignment (other than an assignment to a Lender or
-------
an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent, the Issuing Lender and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consents shall not be unreasonably withheld, provided that the Borrower's
                                             --------
consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing, (ii) each such assignment by a Lender shall be made in such manner so that the same portion of its Commitment, Loans, Note or Notes and other interests is assigned to the relevant Assignee, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than (y) in the case of Revolving Loans, $5,000,000, determined by combining the amount of the assigning Lender's outstanding Revolving Loans, L/C Exposure and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender), or (z) in the case of Swingline Loans, the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, (iv) unless the assigning Lender ceases to be a Lender, the aggregate amount of the Loans owing to and unused Commitments of such Lender after giving effect to such assignment shall not be less than $5,000,000, and
(v) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

     (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Borrower (if required) and the Issuing Lender, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of SECTION 2.4 as necessary to reflect, after giving effect to the assignment, the Commitment of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of EXHIBITS B-1 and B-2, as applicable. The Administrative Agent will return cancelled Notes to the Borrower.

     (d) Each Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided,
                                                                       --------
however, that (i) such Lender's obligations under this Agreement shall remain
-------
unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would
(x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.16(a), 2.16(b), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that
                                                                  --------
no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall
                      --------  -------
release a Lender from any of its obligations hereunder.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to Parent and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed
                    --------
Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under SECTION 11.13.

      11.8 No Waiver.  The rights and remedies of the Administrative Agent and
           ---------
the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of Parent, the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon Parent or the Borrower in any case shall entitle Parent or the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

      11.9 Successors and Assigns.  This Agreement shall be binding upon, inure
           ----------------------
to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) neither Parent
                                    --------  -------
nor the Borrower shall sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders and (ii) any Assignees shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of
SECTION 11.7.

      11.10 Survival.  All representations, warranties and agreements made by or
            --------
on behalf of Parent, the Borrower or any of their Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

      11.11 Severability.  To the extent any provision of this Agreement is
            ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

      11.12 Construction.  The headings of the various articles, sections and
            ------------
subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

      11.13 Confidentiality.  Each Lender agrees to keep confidential, pursuant
            ---------------
to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of Parent or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided,
                                                                --------
however, that any Lender may disclose such information (i) to its directors,
-------
employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of SECTION 11.7(f).

      11.14 Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

      11.15 Disclosure of Information.  Each of Parent and the Borrower agrees
            -------------------------
and consents to the Administrative Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such
                    -----------
information will consist of deal terms and other information customarily found in such publications, but will not include any information subject to the provisions of SECTION 11.13.

      11.16 Entire Agreement.  THIS AGREEMENT AND THE OTHER DOCUMENTS AND
            ----------------
INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED AUGUST 18, 1997, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                         THE PETERSEN COMPANIES, INC.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------



                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------



                            (signatures continued)

                         FIRST UNION NATIONAL BANK, as Administrative
                           Agent and as a Lender


                         By:    /s/ Bruce W. Loftin
                                --------------------------------------------
Commitment:
$96,250,000              Title: Senior Vice President
                                --------------------------------------------


                         Instructions for wire transfers to the
                           Administrative Agent:

                         First Union National Bank
                         ABA Routing No. 053000219
                         Charlotte, North Carolina
                         General Ledger No. 465906, RC No. 5007
                         Attention: Syndication Agency Services
                         Re:  Petersen Publishing Company, L.L.C.

                         Address for notices (as a Lender):

                         First Union National Bank
                         One First Union Center, 5th Floor
                         301 South College Street
                         Charlotte, North Carolina 28288-0735
                         Attention: James W. Wood
                         Telephone: (704) 374-3242
                         Telecopy: (704) 374-4092

                         Lending Office:

                         First Union National Bank
                         One First Union Center, 5th Floor
                         301 South College Street
                         Charlotte, North Carolina 28288-0735
                         Attention: James W. Wood
                         Telephone: (704) 374-3242
                         Telecopy: (704) 374-4092


                            (signatures continued)

                         CIBC INC., as Documentation Agent and as
                           a Lender


                         By:    /s/ Susan Hanna
                                --------------------------------------------
Commitment:
$78,750,000              Title: Director, CIBC Wood Gundy Securities Corp.,
                                --------------------------------------------
                                as Agent
                                --------


                         Address for Notices of Borrowing, Notices of
                         Conversion/Continuation and Letter of Credit Notices:

                         2727 Paces Ferry Road, Suite 1200
                         Atlanta, Georgia 30339
                         Attention: Aleks Dymanus
                         Telephone: (770) 319-4826
                         Telecopy: (770) 319-4950

                         Address for all other notices:

                         425 Lexington Avenue
                         New York New York 10017
                         Attention: Susan Hanna
                         Telephone: (212) 856-3839
                         Telecopy: (212) 856-3558

                         Lending Office:

                         2727 Paces Ferry Road, Suite 1200
                         Atlanta, Georgia 30339
                         Attention: Aleks Dymanus
                         Telephone: (770) 319-4826
                         Telecopy: (770) 319-4950

                                    ANNEX I
                                    -------

                         APPLICABLE MARGIN PERCENTAGES

                                                                          Applicable Margin
                                                      Applicable Margin     Percentage for
                                                        Percentage for     Revolving Credit
                  Leverage Ratio                         LIBOR Loans        Commitment Fee
                  --------------                         -----------        --------------

         Greater than or equal to 4.0 to 1.0                 1.0%               0.25%

         Greater than or equal to 3.5 to 1.0
             but less than 4.0 to 1.0                        0.75%              0.25%

         Greater than or equal to 3.0 to 1.0
             but less than 3.5 to 1.0                        0.625%             0.2%

         Greater than or equal to 2.0 to 1.0
             but less than 3.0 to 1.0                        0.5%               0.175%

               Less than 2.0 to 1.0                          0.375%             0.15%